UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

WOLVERINE WORLD WIDE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WOLVERINE worldwide

Proxy Statement

Notice of 2014 Annual Meeting of Stockholders

LETTER TO STOCKHOLDERS

Wolverine World Wide, Inc.

9341 Courtland Drive, N.E.

Rockford, Michigan 49351

March 12, 2014

Dear Stockholder,

You are invited to attend the 2014 Annual Meeting of Stockholders, on Wednesday, April 23, 2014, at Wolverine Worldwide’s headquarters in Rockford, Michigan.

The annual meeting will begin with an introduction of management attendees and directors, followed by voting on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and any other business matters properly brought before the meeting.  The meeting will adjourn for a presentation on the Company’s business operations, and then resume for a report on the voting.

Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or through the Internet, or by completing, signing, dating and returning your proxy form in the enclosed envelope.

Sincerely,

Blake W. Krueger

Chairman

Wolverine Worldwide Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	| Page 1

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

10:00 a.m., April 23, 2014

Wolverine World Wide, Inc.

9341 Courtland Drive, N.E.

Rockford, Michigan 49351

March 12, 2014

To our Stockholders:

We invite you to attend Wolverine Worldwide’s Annual Meeting of Stockholders at the Company’s headquarters located at 9341 Courtland Drive, N.E., Rockford, Michigan, on Wednesday, April 23, 2014, at 10:00 a.m. Eastern Daylight Time.  The annual meeting will begin with an introduction of management attendees and directors, after which stockholders will:

(1)         vote on the election of the four director nominees named in the proxy statement for three-year terms expiring in 2017;

(2)         vote on an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock;

(3)   vote on the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2014;

(4)         vote on an advisory resolution approving compensation for the Company’s named executive officers; and

(5)         transact other business that may properly come before the meeting.

The meeting will adjourn for a presentation on the Company’s business operations, then resume for a report on the voting results.  You can vote at the meeting and any adjournment of the meeting if you were a stockholder of record on March 3, 2014.

By Order of the Board of Directors

Timothy E. Foley

Assistant Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 23, 2014.

Wolverine’s Proxy Statement for the 2014 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 28, 2013, are available at www.wolverineworldwide.com/2014annualmeeting.

Page 2 |	Wolverine Worldwide Notice of 2014 Annual Meeting of Stockholders and Proxy Statement

2014 PROXY STATEMENT

Notice of 2014 Annual Meeting of Stockholders	2	Annual Incentive Compensation – Individual Performance Bonus	49
Proxy Statement	5
Board of Directors	5	Long-Term Incentive Compensation	50
Board Composition	6	Long-Term Incentive Compensation – Performance Share Bonuses	50
Item 1 – Election of Directors for terms Expiring in 2017	7
Continuing Directors Elected in 2015	12	Long-Term Incentive Compensation – Stock Option Grants and Restricted Stock Awards	51
Continuing Directors Elected in 2016	16
Corporate Governance	20
Risk Oversight	21	Benefits	52
Risk Considerations in Compensation Programs	21	Section 4 – Other Compensation Policies and Practices	52
Board Leadership	21	NEO Stock Ownership Guidelines	53
Director Independence	22	Stock Hedging and Pledging Policies	53
Board Committees	23	Impact of Accounting and Tax Treatments on Compensation	53
Audit Committee	24
Compensation Committee	25	Post-Employment Compensation	53
Finance Committee	26	Compensation Committee Report	55
Governance Committee	27	Summary Compensation Table	56
Code of Conduct & Compliance and Accounting and Finance Code of Ethics	28	Grants of Plan-Based Awards in Fiscal Year 2013	58
		Outstanding Equity Awards at 2013 Fiscal Year-End	60
Stockholder Communications Policy	28	Option Exercises and Stock Vested in Fiscal Year 2013	63
Non-Employee Director Compensation in Fiscal Year 2013	29	Pension Plans and 2013 Pension Benefits	63
Non-Employee Director Stock Ownership Guidelines	31	Qualified Pension Plan	63
Securities Ownership of Officers and Directors and Certain Beneficial Owners	33	Supplemental Executive Retirement Plan	64
		Pension Benefits in Fiscal Year 2013	64
Five Percent Stockholders	33	Potential Payments Upon Termination or Change in Control	65
Stock Ownership by Management and Others	33	Benefits Triggered by Termination for Cause or Voluntary Termination	66
Item 2 – Amendment of the Certificate of Incorporation	35
Compensation Discussion and Analysis	37	Benefits Triggered by Termination Other Than for Cause or by the NEO for Good Reason	66
Section 1 – 2013: An Integration Year	37
Strong Financial Performance	38	Benefits Triggered Upon a Change in Control	66
Executive Compensation Overview for 2013	39	Benefits Triggered by Retirement, Death or Permanent Disability	68
Section 2 – Compensation Program Overview	41
Compensation Philosophy and Objectives	41	Description of Restrictive Covenants that Apply During and After Termination of Employment	68
Compensation Program Summary	42
Purposes of Compensation Program Elements	43	Estimated Payments on Termination or Change in Control	69
Compensation Committee Role	44
CEO Role	44	Audit Committee Report	72
Compensation Consultant Role	44	Independent Registered Public Accounting Firm	74
Competitive Data Use	45	Item 3 – Ratification of Appointment of Independent Registered Public Accounting Firm	75
Section 3 – 2013 Compensation	46
Base Salary	46	Item 4 – Advisory Resolution to Approve Executive Compensation	76
Annual Incentive Compensation	46
Annual Incentive Compensation – Annual Bonus	47	Related Party Matters	78

Wolverine Worldwide Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	| Page 3

2014 PROXY STATEMENT

Certain Relationships and Related Transactions	78	Voting Results of the Annual Meeting	81
Related Person Transactions Policy	78	Attending the Annual Meeting	81
Additional Information	79	Manner for Voting Proxies	81
Stockholders List	79	Revocation of Proxies	81
Director and Officer Indemnification	79	Solicitation of Proxies	81
Section 16(a) Beneficial Ownership Reporting Compliance	79	Delivery of Documents to Stockholders Sharing an Address	81
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement	79	Access to Proxy Statement and Annual Report	82

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting	80
Voting Securities	80
Conduct of Business	80
Vote Required for Election and Approval	80

Page 4 |	Wolverine Worldwide Notice of 2014 Annual Meeting of Stockholders and Proxy Statement

2014 PROXY STATEMENT

We are furnishing you this proxy statement and enclosed proxy card in connection with the solicitation of proxies by the Board of Directors of Wolverine World Wide, Inc. (“Wolverine Worldwide” or the “Company”) to be used at the Annual Meeting of Stockholders of the Company.  Distribution of this proxy statement and enclosed proxy card to stockholders is scheduled to begin on or about March 12, 2014.

You can ensure that your shares are voted at the meeting by submitting your instructions by telephone or through the Internet, or by completing, signing, dating and returning your proxy form in the enclosed envelope.  Submitting your instructions or proxy by any of these methods will not affect your right to attend and vote at the meeting.  We encourage stockholders to submit proxies in advance.  A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the annual meeting, by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation.  In order to vote any shares at the meeting that are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot.

References to “2013” or “fiscal year 2013” in this proxy statement are to the Company’s fiscal year ending December 28, 2013, unless otherwise noted in the text.  References to “2014” or “fiscal year 2014” in this proxy statement are to the Company’s fiscal year ending January 3, 2015, unless otherwise noted in the text.

Board of Directors

The stockholders elect the directors who serve on the Board of Directors (the “Board” or “Board of Directors”) to oversee Company management.  The Board delegates authority to the Chief Executive Officer (“CEO”) and senior management to pursue the Company’s mission and oversees the CEO’s and senior management’s conduct of the Company’s business.  In addition to its general oversight function, the Board reviews and assesses the Company’s strategic and business planning and senior management’s approach to addressing significant risks, and has additional responsibilities including, but not limited to, the following:

»     approving the Company’s key objectives and plans for achieving such objectives and monitoring implementation of those plans and the Company’s success in meeting identified objectives;

»     reviewing the Company’s financial objectives and major corporate plans, business strategies and actions;

»                selecting, evaluating and compensating the CEO and overseeing CEO succession planning;

»     providing advice and oversight regarding the selection, evaluation, development and compensation of senior management;

»                  reviewing significant risks confronting the Company and alternatives for their mitigation; and

»                assessing whether adequate policies and procedures are in place to safeguard the integrity of the Company’s business operations and financial reporting and to promote compliance with applicable laws and regulations, and monitoring management’s administration of those policies and procedures.

The Company expects directors to attend every meeting of the Board and the committees on which they serve and attend the annual meeting of stockholders.  In 2013, 11 directors (all directors then serving on the Board) attended the 2013 Annual Meeting of Stockholders and all directors attended at least 75% of the meetings of the Board and the committees on which they served.

Wolverine Worldwide Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	| Page 5

2014 PROXY STATEMENT

BOARD COMPOSITION

The Board prides itself on its ability to recruit and retain directors who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and effectively serve the stockholders’ long-term interests.  Wolverine Worldwide seeks to achieve diversity in its Board membership by assembling a Board that has a broad range of skills, expertise, knowledge and contacts to benefit the Company’s business.  This goal is incorporated in the Company’s Corporate Governance Guidelines.  The Board, with the assistance of the Governance Committee, annually assesses the current composition of the Board considering diversity across many dimensions.  The Board and Governance Committee use this assessment when defining the criteria for a director search.

The Board’s Governance Committee acts as its nominating committee.  The Governance Committee, in anticipation of upcoming director elections and other potential or expected Board vacancies, searches for qualified individuals and recommends candidates for director openings to the full Board.  At the Company’s expense, the Committee may retain a search firm or other external parties to assist it in identifying candidates.  The Committee delegates day-to-day management and oversight of the external parties to the CEO and the Company’s Human Resources leadership.  The Committee considers candidates suggested by directors, senior management and stockholders, and evaluates all candidates in the same manner.  Stockholders may recommend individuals as potential director candidates by communicating with the Committee through one of the Board communication mechanisms described under the heading “Stockholder Communications Policy.”  Stockholders that wish to nominate a director candidate must comply with the procedures set forth in the by-laws posted on the Company’s website.  Ultimately, the Board selects the Company nominees for election at each annual meeting.

As stated in the Company’s Corporate Governance Guidelines, Wolverine Worldwide seeks to achieve diversity in its Board membership by assembling a group of directors who have a broad range of skills, expertise, knowledge and contacts to benefit the Company’s business.  The Governance Committee and the Board annually assess the current make-up of the Board, considering diversity across many dimensions, and the Committee uses this assessment when defining the criteria for a director search.  The Committee, along with the Board, assesses the effectiveness of the diversity objective when reviewing the Board composition.  Among other things, the Board has determined that it is important to have individuals with one or a combination of the following skills and experiences on the Board:

»                  FOOTWEAR, APPAREL AND RETAIL EXPERIENCE.  The Company’s business focuses on the global marketing and sale of footwear and apparel, both in wholesale and retail markets.  The Company has identified expanding its apparel and retail businesses as two important growth initiatives.  The Board believes it is important to have directors with experience in the footwear, apparel and retail industries to provide insights into these and other areas that are critical to the Company’s success.

»                 LEADERSHIP EXPERIENCE.  The Board believes that directors with significant leadership experience, including Chief Executive Officer experience, provide it with special insights, including organization development and leadership practices, and individuals with this experience help the Company identify and develop its own leadership talent.  They demonstrate a practical understanding of organizations, process, strategy, risk management and the methods to drive change and growth.  These individuals also provide the Company with a valuable network of contacts and relationships.

»                 GLOBAL EXPERIENCE.  The Company’s products are marketed in approximately 200 countries and territories, reflecting the global nature of its business.  In fiscal year 2013, approximately 26% of the Company’s revenues came from outside the U.S. and more than 98% of the Company’s products were sourced from outside the U.S.  Directors familiar with the challenges and opportunities faced by a global business add value to the Board.

»                  FINANCE EXPERIENCE.  The Company uses financial metrics in managing its overall operations and the operations of its business units.  The Company and its stockholders value accurate and insightful financial tracking and reporting.  The Board seeks directors that understand finance and financial reporting processes, including directors who qualify as audit committee financial experts.  Experience as members of audit committees of other boards of directors also gives directors insight into best audit committee practices.

Page 6 |	Wolverine Worldwide Notice of 2014 Annual Meeting of Stockholders and Proxy Statement

2014 PROXY STATEMENT

»                  PUBLIC AND PRIVATE COMPANY EXPERIENCE.  The Company has been listed on the NYSE since 1965.  Although the Company’s brand leaders operate as part of a public company, management expects them to drive growth in their business units using the entrepreneurial spirit of private company leadership.  The Board believes it is important to have directors who are familiar with the regulatory requirements and environment for publicly traded companies, and to have directors who have experience applying an entrepreneurial focus to building a company or business unit.

»                 GOVERNMENT EXPERIENCE.  A portion of the Company’s business involves government contracting, and the Company interacts with domestic and foreign governments routinely.  The Board recognizes the importance of working constructively with governments around the world and believes it is helpful to have directors who have experience working in or with government.

The Governance Committee also considers an individual’s relative skills, background and characteristics, their exemplification of the highest standards of personal and professional integrity, independence under NYSE listing standards and the Company’s Director Independence Standards, potential contribution to the composition and culture of the Board, and ability and willingness to actively participate in the Board and committee meetings and to otherwise devote sufficient time to Board duties.

ITEM 1 – Election of Directors for Terms Expiring in 2017

Wolverine Worldwide’s Board consists of 12 directors.  The Company’s Amended and Restated By-laws (the “By-laws”) divide the Board into three classes as nearly equal in number as possible.  Each class serves a three-year term of office.  At each annual meeting, the term of one class expires.  The Company’s Corporate Governance Guidelines state that a director must retire and resign from the Board at the Annual Meeting of Stockholders following his or her 72nd birthday, subject to the Board waiving this requirement under exceptional circumstances.  The Board has nominated four directors for election at the annual meeting to be held on April 23, 2014: William K. Gerber, Blake W. Krueger, Nicholas T. Long and Michael A. Volkema.  Each director is nominated for a three-year term expiring at the annual meeting of stockholders to be held in 2017 or until his or her successor, if any, has been elected and is qualified. Alberto L. Grimoldi and Shirley D. Peterson are both 72 years of age and are expected to retire as of the date of the Annual Meeting.  Upon the Board’s acceptance of their respective offers to retire, the number of Directors will be reduced to reflect their retirement.

Messrs. Gerber, Long and Volkema are independent directors, as determined by the Board under the applicable rules for companies whose securities are traded on the New York Stock Exchange (“NYSE”) and the Company’s Director Independence Standards.  Each director nominee currently serves on the Board and the stockholders elected Messrs. Gerber, Krueger and Volkema at the Company’s 2010 annual meeting.  Mr. Long was appointed to the Board in July 2011.  The Company is not aware of any nominee who will be unable to or will not serve as a director.  However, if a nominee is unable to serve or is otherwise unavailable for election, the incumbent directors may or may not select a substitute nominee.  If the directors select a substitute nominee, the proxy holder will vote the shares represented by all valid proxies for the substitute nominee (unless you give other instructions).

The biographies of the four nominees and the other directors of the Company are printed below, along with a discussion of the above-described skills and qualifications for each director.  Following the biographies is a chart that summarizes the skills and qualifications of the nominees and directors.

Wolverine Worldwide Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	| Page 7

2014 PROXY STATEMENT

WILLIAM K. GERBER
Age: 60
Director since: 2008

Managing Director of Cabrillo Point Capital LLC	Board Committees: Audit Finance	Public Directorships: AK Steel Holding Corporation

Mr. Gerber is Managing Director of Cabrillo Point Capital LLC, a private investment fund.  He has held that position since 2008. From 1998 to 2007, Mr. Gerber was Executive Vice President and Chief Financial Officer of Kelly Services, Inc., a publicly traded global staffing solutions company with operations in more than 35 countries.  During the preceding five years, Mr. Gerber was, but no longer is, a director of Kaydon Corporation.

Skills and Qualifications

Footwear, Apparel and Retail Experience – Served for 15 years in leadership positions with L Brands, Inc. (formerly Limited Brands, Inc.), a publicly traded multinational apparel and retail company, in addition to service as a director of the Company.

Leadership Experience – Served for 24 collective years in leadership roles for L Brands, Inc. and Kelly Services, Inc., both publicly traded companies, including as Chief Financial Officer of Kelly Services, Inc.

Global Experience – Served for 24 collective years as a senior executive for L Brands, Inc. and Kelly Services, Inc., both multinational companies, and service for more than five years as a director for the Company.

Finance Experience – Served for 10 years as Chief Financial Officer of Kelly Services, Inc. where he was responsible for investor relations, mergers and acquisitions and purchasing in addition to core Chief Financial Officer functions; and served for 15 years in various finance roles, including Vice President, Finance, and Vice President, Corporate Controller, for L Brands, Inc.

Public and Private Company Experience – Service as a director of AK Steel Holding Company, an integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products, and Kaydon Corporation, a publicly traded company that designed and manufactured custom-engineered products, including 20 collective years of experience serving as a member of the audit committees of AK Steel Holding Corporation, Kaydon Corporation, and the Company, and experience as the chair of the audit committees of the Company, AK Steel Holding Corporation and Kaydon Corporation.

Page 8 |	Wolverine Worldwide Notice of 2014 Annual Meeting of Stockholders and Proxy Statement

2014 PROXY STATEMENT

BLAKE W. KRUEGER
Age: 60
Director since: 2006

Chairman, Chief Executive Officer and President of Wolverine World Wide, Inc.

Mr. Krueger is Chairman of Wolverine Worldwide, a position he assumed in January 2010, and Chief Executive Officer and President of Wolverine Worldwide, positions he assumed in April 2007.  From October 2005 until April 2007, Mr. Krueger served as President and Chief Operating Officer of Wolverine World Wide, Inc.  From 2004 to October 2005, he served as Executive Vice President and Secretary of Wolverine Worldwide and President of the Heritage Brands Group.  From 2003 to 2004, Mr. Krueger served as Executive Vice President and Secretary of Wolverine Worldwide and President of the Company’s Caterpillar Footwear Group.  He also previously served as Executive Vice President, General Counsel and Secretary of Wolverine Worldwide with various responsibilities including the human resources, retail, business development, accessory licensing, mergers and acquisitions, and legal areas.

Skills and Qualifications

Footwear, Apparel and Retail Experience – Service for more than 15 years in senior leadership roles with the Company, including seven years as Chief Executive Officer, with responsibilities for all aspects of the business including brand leadership, apparel and accessories development, footwear wholesale, retail business development, international operations, mergers and acquisitions, manufacturing, and sourcing.

Leadership Experience – Service for more than 15 years in senior leadership roles with the Company with responsibilities for operational and staff areas of the business, including brand, manufacturing and sourcing operations, and corporate governance, legal, human resources and mergers and acquisitions, and service for seven years as Chief Executive Officer.

Global Experience – Service for more than 15 years in senior leadership roles with the Company, including seven years as Chief Executive Officer with responsibility for international operations.

Public and Private Company Experience – Service for more than 15 years with the Company, including seven years as Chief Executive Officer and eight years as a director, and as a director of Bissell, Inc., a privately held vacuum cleaner and floor care product manufacturing company; and served as a director of Professionals Direct, Inc., a then publicly traded insurance company.

Wolverine Worldwide Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	| Page 9

2014 PROXY STATEMENT

NICHOLAS T. LONG
Age: 55
Director since: 2011

Chief Executive Officer of MillerCoors LLC	Board Committees: Compensation Governance

Mr. Long has been Chief Executive Officer of MillerCoors LLC (“MillerCoors”), a joint venture between two publicly traded beverage companies, since 2011.  From 2008 to 2011, Mr. Long served as President and Chief Commercial Officer of MillerCoors.  From 2007 to 2008, Mr. Long served as Chief Executive Officer of Miller Brewing Company, a beverage company, and he served as Chief Marketing Officer of Miller Brewing Company from 2005 to 2007.  Prior to joining Miller Brewing Company, Mr. Long spent 17 years in various senior leadership positions at The Coca-Cola Company, a beverage company, including Vice President of Strategic Marketing Global Brands, Vice President Strategic Marketing Research and Trends, President of Coca-Cola’s Great Britain and Ireland Division and President of the Northwest Europe Division.

Skills and Qualifications

Leadership Experience – Service for more than 20 years as a senior executive in the beverage industry, including experience in senior leadership positions with The Coca-Cola Company and Miller Brewing Company and as Chief Executive Officer of MillerCoors LLC.

Global Experience – Served in senior leadership positions with multinational companies, including management responsibility for Northwest Europe while with The Coca-Cola Company, and as a member of the 12-person Executive Committee of SABMiller, a global brewer.

Public and Private Company Experience – Service as Chief Executive Officer of a joint venture formed by two publicly traded beverage companies, and served in senior leadership positions with The Coca-Cola Company, a multinational publicly traded company, and Miller Brewing Company, a domestic subsidiary of SABMiller plc, a multinational publicly traded company.

Page 10 |	Wolverine Worldwide Notice of 2014 Annual Meeting of Stockholders and Proxy Statement

2014 PROXY STATEMENT

MICHAEL A. VOLKEMA
Age: 58
Director since: 2005

Chairman of Herman Miller, Inc.	Board Committees: Compensation Governance	Public Directorships: Herman Miller, Inc.

Mr. Volkema has been Chairman of Herman Miller, Inc., a publicly traded multinational furniture manufacturer, since 2000.  Mr. Volkema became President and Chief Executive Officer of Herman Miller in 1995 and held those positions until 2003 and 2004, respectively.  Mr. Volkema has more than 30 collective years of experience on public company boards, including 13 years as Chairman of the Board at Herman Miller, Inc., and including service on the compensation and audit committees of boards of publicly traded companies.  Mr. Volkema also is a director at Milliken & Company, a privately held, innovation-based company serving textile, chemical, and floor covering markets.

Skills and Qualifications

Leadership Experience –Service for more than 20 years in senior leadership positions with Herman Miller, Inc., a publicly traded multinational company, including nine years as Chief Executive Officer and 13 years as Chairman.

Global Experience – Service for more than 20 years in senior leadership positions and as a director of Herman Miller, Inc., a publicly traded multinational company, in addition to experience as a director of the Company.

Public and Private Company Experience – Service for more than 30 collective years on public and private company boards, including as Chairman of the Board for 13 years at Herman Miller, Inc., a publicly traded corporation, service as a director of Milliken & Company, a privately held company, including nine collective years of experience serving on compensation committees and five collective years of experience serving on audit committees of boards of publicly traded companies.

BOARD RECOMMENDATION

The Board recommends that you vote “FOR” the election of the above nominees for terms expiring in 2017.

Wolverine Worldwide Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	| Page 11

2014 PROXY STATEMENT

Directors with Terms Expiring in 2015

ALBERTO L. GRIMOLDI
Age: 72
Director since: 1994

Chairman of Grimoldi, S.A.

Mr. Grimoldi has been Chairman of Grimoldi, S.A., a manufacturer and retailer of footwear and accessories, since 1986.  Mr. Grimoldi also was a member of the Advisory Board of Ford Motor Company Argentina, a multinational automotive company; Vice Chairman of Banco Privado de Inversiones, S.A., an investment bank; and in Argentina, Undersecretary of Foreign Trade, Undersecretary of Economics and Labor, Secretary of Industry and a member of the board of the Central Bank of Argentina.

Skills and Qualifications

Footwear, Apparel and Retail Experience – Service for more than 25 years in the footwear and retail industries, including as Chairman of Grimoldi S.A.

Leadership Experience – Service for more than 25 years as Chairman of a publicly traded Argentinean company and service in senior leadership positions of the Argentine government including as Undersecretary of Foreign Trade, Undersecretary of Economics and Labor, Secretary of Industry.

Global Experience – Service for more than 25 years as Chairman of an Argentinean company, more than 19 years as director of the Company, and served as a member of the Advisory Board of Ford Motor Company Argentina, a multinational company.

Finance Experience – Service as a member of the Advisory Board of Ford Motor Company Argentina, a multinational company, Vice Chairman of an investment bank, Banco Privado de Inversiones, S.A., as well as leadership and finance experience from government service in Argentina as Undersecretary of Foreign Trade, Undersecretary of Economics and Labor, Secretary of Industry and a member of the board of the Central Bank of Argentina.

Public and Private Company Experience – Service as Chairman of Grimoldi S.A., a publicly traded company, for more than 25 years and as a director of the Company for more than 19 years.

Government Experience – Service as Argentina’s Undersecretary of Foreign Trade, Undersecretary of Economics and Labor, Secretary of Industry and a member of the board of the Central Bank of Argentina.

Page 12 |	Wolverine Worldwide Notice of 2014 Annual Meeting of Stockholders and Proxy Statement

2014 PROXY STATEMENT

JOSEPH R. GROMEK
Age: 67
Director since: 2008

Retired President, Chief Executive Officer and a Director of The Warnaco Group, Inc.	Board Committees: Compensation Finance Governance	Public Directorships: The Children’s Place Retail Stores, Inc. Tumi, Inc.

From 2003 until his retirement in 2012, Mr. Gromek served as President, Chief Executive Officer and a director of The Warnaco Group, Inc., a publicly traded company. Mr. Gromek also served as Chief Executive Officer of Brooks Brothers, Inc. from 1995 until 2002.  Mr. Gromek also is a director of Stanley M. Proctor Company and J. McLaughlin, both privately held companies.  He is currently the Chairman of the Board of Tumi, Inc., a publicly traded company featuring the leading global brand of premium travel, business and lifestyle products and accessories.

Skills and Qualifications

Footwear, Apparel and Retail Experience – Served for more than 30 years managing and marketing apparel brands and more than 40 years in the retail and apparel industry, including a collective 15 years as Chief Executive Officer of two apparel companies, Brooks Brothers, Inc. and The Warnaco Group, Inc.

Leadership Experience – Served in leadership positions at several companies, including as Chief Executive Officer at two apparel companies. Global Experience – Served as the Chief Executive Officer of two multinational companies, Brooks Brothers, Inc. and The Warnaco Group.

Public and Private Company Experience – Service as a director of three publicly traded companies, The Children’s Place Retail Store, Inc., a children’s clothing retail company, Tumi, Inc., a wholesaler and retailer of luxury travel, business and lifestyle accessories, and the Company; service as a director of Stanley M. Proctor Company, a privately held company; service as a director of J. McLaughlin, a privately held retail company; service as Chief Executive Officer of The Warnaco Group, Inc. and Brooks Brothers, Inc. and as Chairman of the Board of Tumi, Inc.

Wolverine Worldwide Notice of 2014 Annual Meeting of Stockholders and Proxy Statement	| Page 13

2014 PROXY STATEMENT

BRENDA J. LAUDERBACK Age: 63 Director since: 2003

Retired President of the Wholesale and Retail Group of Nine West Group, Inc.	Board Committees: Audit Governance	Public Directorships: Big Lots, Inc. Denny’s Corporation Select Comfort Corporation

From 1995 until her retirement in 1998, Ms. Lauderback was President of the Wholesale and Retail Group of Nine West Group, Inc., a footwear wholesaler and distributor.  She previously was the President of the Wholesale Division of U.S. Shoe Corporation, a footwear manufacturer and distributor, a position that included responsibility for offices in China, Italy and Spain, and was a Vice President/General Merchandise Manager of Dayton Hudson Corporation, a retailer (now Target Corporation).  During the preceding five years, Ms. Lauderback also was, but no longer is, a director of Irwin Financial Corporation, a publicly traded bank holding company.

Skills and Qualifications

Footwear, Apparel and Retail Experience – Served for more than 25 years in the retail industry and more than 20 years in the footwear, apparel, and accessories industry, including senior leadership positions with Nine West Group, Inc., U.S. Shoe Corporation and Dayton Hudson Corporation.

Leadership Experience – Served in senior leadership positions for two publicly traded companies and service for more than 50 collective years on publicly traded company boards, including Big Lots, Inc., a retail company, Denny’s Corporation, a restaurant company, and Select Comfort Corporation, a bed manufacturer and retailer, and as a director of the Company.

Public and Private Company Experience – Service for more than 50 collective years on publicly traded company boards, including 28 collective years of experience serving on audit committees and 31 collective years of experience serving on governance committees, and chair of three governance committees of boards of publicly traded companies.

Page 14 |	Wolverine Worldwide Notice of 2014 Annual Meeting of Stockholders and Proxy Statement

2014 PROXY STATEMENT

SHIRLEY D. PETERSON Age: 72 Director since: 2005

Retired Partner of Steptoe & Johnson LLP	Board Committees: Audit Governance	Public Directorships: AK Steel Holding Corporation The Goodyear Tire & Rubber Company

From 1995 until her retirement in 2000, Ms. Peterson served as President of Hood College in Frederick, Maryland.  Prior to serving as President of Hood College, Ms. Peterson also served as Commissioner of the Internal Revenue Service and Assistant Attorney General of the Tax Division for the U.S. Department of Justice, and had 20 years in private law practice as a tax attorney with the law firm Steptoe & Johnson LLP. During the preceding five years, Ms. Peterson also was, but no longer is, a director of Champion Enterprises, Inc., a factory-built modular home manufacturer.

Skills and Qualifications

Leadership Experience – Served as President of Hood College, as Commissioner of the Internal Revenue Service, and for 20 years in private law practice, including as a Partner of Steptoe & Johnson LLP.

Public and Private Company Experience – Service for more than 40 collective years on publicly traded company boards, including AK Steel Holding Corporation, an integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products, and The Goodyear Tire & Rubber Company, a multinational developer, manufacturer, marketer and distributor of tires, rubber-related chemicals, and operator of commercial truck service and tire retreading centers and tire and auto service center outlets, and more than 30 collective years of experience serving on publicly traded company audit committees, more than 35 collective years of experience serving on publicly traded company governance committees, and an additional 13 years of experience serving on the governance committee of a mutual fund complex.

Government Experience – Served as Commissioner of the Internal Revenue Service and Assistant Attorney General of the Tax Division for the U.S. Department of Justice.

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Directors with Terms Expiring in 2016

JEFFREY M. BOROMISA Age: 59 Director since: 2006

Retired Executive Vice President of Kellogg International, President of Latin America; Senior Vice President of Kellogg Company	Board Committees: Audit Compensation Finance

Mr. Boromisa was Executive Vice President of Kellogg International, President of Latin America; Senior Vice President of Kellogg Company, a global food manufacturing company, and a member of Kellogg Company’s Global Leadership Team from 2004 through his retirement in May 2009.  From 2007 until 2008, Mr. Boromisa served as Executive Vice President of Kellogg International, President of Asia Pacific and Senior Vice President of the Kellogg Company.  From 2004 through 2006, he was Senior Vice President and Chief Financial Officer of Kellogg Company.  In 2002, Mr. Boromisa was promoted to Senior Vice President, Corporate Controller and Chief Financial Officer of Kellogg International.  Mr. Boromisa served as Vice President and Corporate Controller of Kellogg Company from November 1999 until 2002.  In 1997, he was promoted to Vice President – Purchasing of Kellogg North America, and from 1981 to 1997, served Kellogg Company in various financial positions.  Mr. Boromisa also is a director at Haworth International, Inc., a privately held, multinational, office furniture design and manufacturing company.

Skills and Qualifications

Footwear, Apparel and Retail Experience – Service for more than seven years as a director of the Company.

Leadership Experience – Served in senior roles involving executive management, brand management, marketing and international operations, for more than 25 years at Kellogg Company, a publicly traded multinational company.

Global Experience – Served in senior leadership positions at Kellogg Company, responsible for Latin American and Asia Pacific operations.

Finance Experience – Served as Chief Financial Officer and in various other senior finance roles at Kellogg Company.

Public and Private Company Experience – Served in senior leadership roles at Kellogg Company, a publicly traded multinational company, and serves as a director of Haworth International, Inc., a privately held company.

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GINA R. BOSWELL Age: 51 Director since: 2013

Executive Vice President, Personal Care for Unilever PLC / Unilever N.V.	Public Directorships: ManpowerGroup Inc.

Since 2011, Ms. Boswell has been Executive Vice President, Personal Care for Unilever PLC / Unilever N.V., a global food, personal care, and household products company whose products are sold in more than 190 countries and include such well-known global brands as Dove, Lipton and Hellman’s.  From 2008 to 2011, Ms. Boswell served as President, Global Brands, for The Alberto-Culver Company, a consumer goods company.  Ms. Boswell has held numerous other senior leadership positions with other leading global companies, including Avon Products, Inc., Ford Motor Company, and Estee Lauder Companies, Inc.

Skills and Qualifications

Leadership Experience – Served in numerous senior leadership positions with leading global companies including Unilever PLC / Unilever N.V., The Alberto-Culver Company, Avon Products, Inc., Ford Motor Company and Estee Lauder Companies, Inc.

Global Experience – Served in global leadership roles at The Alberto-Culver Company, Avon Products, Inc., Ford Motor Company and Estee Lauder Companies, Inc.

Finance Experience – Currently Chair of ManpowerGroup Inc.’s audit committee.

Public and Private Company Experience – Served in senior leadership roles at publicly traded companies, most recently at Unilever PLC / Unilever N.V.  Service as a public company director with ManpowerGroup Inc. and Applebee’s International, Inc.

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DAVID T. KOLLAT Age: 75 Director since: 1992

President and Chairman of 22, Inc.	Public Directorships: L Brands, Inc. Select Comfort Corporation

Mr. Kollat has been Chairman and President of 22, Inc., a company specializing in research and management consulting for retailers and consumer goods manufacturers, since 1987.  In addition to his marketing and management experience as Chairman and President of 22, Inc., Mr. Kollat has 11 years of experience as Executive Vice President, Marketing, and a member of the executive committee of L Brands, Inc. (formerly Limited Brands, Inc.), a publicly traded multinational apparel and retail company, and three years at L Brands, Inc. as President of Victoria’s Secret Direct.  In 2009 and again in 2012 prior to Mr. Kollat’s re-nomination as a director, the Board decided to waive the Company’s age 72 resignation requirement for Mr. Kollat, allowing him to serve additional terms ending in 2013 and 2016, respectively.  Mr. Kollat is Lead Director of Wolverine Worldwide.  Mr. Kollat has been a director of L Brands, Inc. since 1976 and a director of Select Comfort Corporation since 1994. During the preceding five years, Mr. Kollat was, but no longer is, a director of Big Lots, Inc., a publicly traded retail company.

Skills and Qualifications

Footwear, Apparel and Retail Experience – Service for more than 20 years as a director of the Company, for more than 25 years as a consultant to retailers and consumer goods manufacturers, and continuing service as a director of L Brands, Inc.; and served for more than 11 years in senior leadership roles at L Brands, Inc.

Leadership Experience – Service as a director of two publicly traded companies, L Brands, Inc. and Select Comfort Corporation, in addition to service as a director of the Company, and served as a director of Big Lots, Inc. and served for more than 11 years in senior leadership roles at L Brands, Inc.

Finance Experience – Has 16 collective years serving on audit committees and 11 collective years serving on finance committees of publicly traded companies.

Public and Private Company Experience – Has more than 90 collective years serving on public company boards, including 16 years of experience on audit committees, 22 years of service on compensation committees, 12 years of service on governance committees and 11 years of service on finance committees.

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TIMOTHY J. O’DONOVAN Age: 68 Director since: 1993

Retired Chairman of the Board and Chief Executive Officer of Wolverine World Wide, Inc.	Public Directorships: SpartanNash Company

Mr. O’Donovan is a former Chairman of the Board of Wolverine Worldwide and served in that position from April 2005 through December 2009.  In April 2007, Mr. O’Donovan retired as Chief Executive Officer of Wolverine Worldwide, a position that he held since April 2000.  Mr. O’Donovan served Wolverine Worldwide as its Chief Executive Officer and President from April 2000 until April 2005, and as Chief Operating Officer and President from 1996 until April 2000.  Prior to 1996, Mr. O’Donovan held various positions with the Company, including Executive Vice President of Wolverine Worldwide.  During the preceding five years, Mr. O’Donovan was, but no longer is, a director of Kaydon Corporation.

Skills and Qualifications

Footwear, Apparel and Retail Experience – Service for more than 40 years in various positions with the Company, including seven years as Chief Executive Officer with responsibilities for all aspects of the business, including brand leadership, apparel and accessories development, footwear wholesale, retail business development, international operations, mergers and acquisitions, manufacturing and sourcing; and two years of service as non-executive Chairman of the Board.

Leadership Experience – Service for more than 40 years in a variety of positions with the Company, including seven years as Chief Executive Officer.

Global Experience – Service for more than 40 years in a variety of positions at the Company, including seven years as Chief Executive Officer, with responsibility for all aspects of the business, including international operations.

Finance Experience – Service in various roles with the Company responsible for financial operations, including seven years as Chief Executive Officer, and service for seven years on the audit committee of a publicly traded company.

Public and Private Company Experience – Service for more than 30 collective years on the boards of the Company, SpartanNash Company, a publicly traded company in the food distribution industry, and Kaydon Corporation and as lead director of Kaydon Corporation and SpartanNash Company.

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Summary of Director Skills and Qualifications	Jeffrey M. Boromisa	Gina R. Boswell	William K. Gerber	Alberto L. Grimoldi	Joseph R. Gromek	David T. Kollat	Blake W. Krueger	Brenda J. Lauderback	Nicholas T. Long	Timothy J. O’Donovan	Shirley D. Peterson	Michael A. Volkema
FOOTWEAR, APPAREL AND RETAIL EXPERIENCE
LEADERSHIP EXPERIENCE
GLOBAL EXPERIENCE
FINANCE EXPERIENCE
PUBLIC AND PRIVATE COMPANY EXPERIENCE
GOVERNMENT EXPERIENCE

■ indicates the director has that skill or qualification.

Corporate Governance

The Board and each standing committee conduct an annual self-assessment.  Each director also evaluates the performance of the other directors as part of the Board self-assessment. Mr. Kollat, as the Lead Director working with the Governance Committee, reviews the Board self-assessment with directors following the end of each fiscal year.  Committee Chairpersons review the committee self-assessments with their respective committee members and discuss them with the Board.  The Lead Director, working with the Governance Committee, develops and implements guidelines evaluating all directors standing for nomination and re-election.

The Corporate Governance Guidelines (including the Director Independence Standards); the Charter for each Board standing committee (Audit, Compensation, Finance and Governance); the Company’s Certificate of Incorporation; By-laws; Code of Conduct & Compliance and its Accounting and Finance Code of Ethics all are available on the Wolverine Worldwide website at:

http://www.wolverineworldwide.com/investor-relations/corporate-governance/

The Board and committees annually review and update these and other key governance documents.

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RISK OVERSIGHT

The Board oversees the Company’s risk management and mitigation activities directly through presentations by and discussions with the CEO, Chief Financial Officer (“CFO”), General Counsel, brand and department leaders, and other members of management.  The Vice President of Internal Audit and Risk Compliance coordinates management’s day-to-day risk management and mitigation processes, and reports directly to the CFO and also reports directly to the Audit Committee.  The Vice President of Internal Audit and Risk Compliance reviews with the Audit Committee quarterly and with the full Board annually management’s risk assessments and mitigation strategies for significant risks.  In addition to the above processes, the Board has delegated the following risk management and mitigation oversight responsibilities to its standing committees, which meet regularly to review and discuss risk topics and then report to the full Board:

»     The Audit Committee oversees the Company’s risk policies and processes relating to its financial statements and financial reporting processes, credit risks, and liquidity risks.  The Committee also reviews the Company’s policies and systems with respect to risk assessment and risk management.  The Committee discusses with management and the independent auditors significant risks or exposures and the steps taken by management to resolve them.  The Committee oversees the Company’s procedures for the receipt, retention and treatment of complaints relating to accounting and auditing matters and oversees the Company’s management of legal and regulatory compliance systems.

»     The Compensation Committee monitors the risks associated with management resources; organization structure;

succession planning, hiring, development and retention processes; and reviews and evaluates what effects the Company’s compensation structure may have on risk decisions.

»                  The Finance Committee advises and assists the Board with respect to Company policies and practices relating to the management of certain financial matters delegated by the Board to the Finance Committee.

»                  The Governance Committee oversees risks related to the Company’s governance structure and processes and risks arising from related person transactions.

RISK CONSIDERATIONS IN COMPENSATION PROGRAMS

The Company reviewed its employee compensation programs to assess whether any of those programs included incentives that created risks likely to have a material adverse impact on the Company.  As part of this review, the Company compiled information about the Company’s incentive plans, including reviewing the Company’s compensation philosophy, evaluating key incentive plan design features, and reviewing historic payout levels and pay mix.  The Compensation Committee reviewed the executive compensation programs, with management’s assistance, and managers from the Company’s human resources and legal departments reviewed the non-executive compensation programs.

BOARD LEADERSHIP

The Company’s CEO currently also serves as the Chairman of the Board.  Since 1993, the Company has had an independent Lead Director who functions in many ways similar to how an independent Chairman would function.  This long-established structure provides the Board with independent oversight of the CEO’s leadership.  The Board believes that it should decide whether to separate the roles of Chairman and CEO based upon the Company’s circumstances at the time and considers the Board’s leadership structure as part of the succession planning process.  The Company’s business currently focuses on the development of its footwear, apparel and retail business.  Because the Company does not operate multiple, unrelated businesses and given the size of the Company, the Board believes that separating the Chairman and CEO roles at this time would add unnecessary complexity to the organization structure without adding materially to Board oversight of the CEO function.  The Company’s independent directors annually select an independent Lead Director.  As outlined in the Corporate Governance Guidelines, the duties of the Lead Director include:

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»     reviewing and approving the agenda and scheduling for Board and committee meetings;

»     overseeing and approving information sent to the Board;

»     presiding over executive sessions and having the authority to call executive sessions;

»               serving as a liaison between the Chairman and the independent directors;

»                  presiding over Board meetings in the absence of the Chairman; and

»                being available for consultation and communication with stockholders, as appropriate.

DIRECTOR INDEPENDENCE

The Board annually assesses the independence of all directors.  No director qualifies as “independent” unless the Board affirmatively determines that the director is independent under the Company’s Director Independence Standards and the listing standards of the NYSE.  Under the Company’s Director Independence Standards, and in conformity with the listing standards of the NYSE, the Board has determined that ten of the Company’s twelve directors are independent.  For over 16 years, Wolverine Worldwide has not had more than two active or former management employees as directors.  All of the Board’s committees are comprised entirely of independent directors.  The non-management directors meet periodically each year in executive session.  The Board believes that this structure provides for meaningful and effective oversight of management by the non-management directors.

Mr. Krueger is not independent because he currently is the Company’s CEO and President.  Mr. Grimoldi is not independent because he is the Chairman and 35% owner of a company that made payments to Wolverine in excess of $1,000,000 per year in the last three years.

Name	Management	Non-Management	Independent
Boromisa		X	X
Boswell		X	X
Gerber		X	X
Grimoldi		X
Gromek		X	X
Kollat		X	X
Krueger	X
Lauderback		X	X
Long		X	X
O’Donovan		X	X
Peterson		X	X
Volkema		X	X

The Director Independence Standards define an “Independent Director” as a director who:

»                 is not, and in the past three years has not been, an employee of the Company;

»                 does not have, and has not had within the last three years, an immediate family member employed as an executive officer of the Company;

»                has not received, and has not had an immediate family member receive during any twelve-month period within the last three years, any direct compensation from the Company in excess of $120,000 (other than compensation for Board service; compensation received by the director for former service as an interim Chairman,

CEO or other executive officer; compensation received by the director’s immediate family member for service as a non-executive employee; or pension and other forms of deferred compensation for prior service if such compensation is not contingent in any way on continued service);

»                  is not a current employee or partner of a firm that is the Company’s internal or external auditor;

»                has not been, and has not had an immediate family member who has been within the last three years, a partner or employee of the Company’s internal or

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external auditor and personally worked on the Company’s audit within that time;

»                  has not had an immediate family member who is (i) a current partner of the Company’s internal or external auditor, or (ii) a current employee of the Company’s internal or external auditor who personally works on Wolverine Worldwide’s audit;

»                  is not, and has not been within the last three years, part of an interlocking directorate in which a current executive officer of Wolverine Worldwide serves or served on the compensation committee of another company where the director or the director’s immediate family member concurrently serves or served as an executive officer;

»               is not an employee, majority owner or person in control of another company that has made payments to, or received payments from, Wolverine Worldwide for property or services in an amount which, in any of the last three fiscal years, exceeds the lesser of $250,000 or

10% of the other company’s consolidated gross revenues;

»                  does not have an immediate family member who is an executive officer of another company that has made payments to, or received payments from, Wolverine Worldwide for property or services in an amount which, in any of the past three fiscal years, exceeds the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues;

»                  is not an executive officer, trustee or board member of a tax exempt organization to which Wolverine Worldwide has made in the past three fiscal years contributions that, in any single fiscal year, exceeded the greater of $50,000 or 2% of the non-profit organization’s, foundation’s or educational institution’s consolidated gross revenues; or

»                  has not had any other direct or indirect relationship with Wolverine Worldwide, which the Board determines is material.

“Immediate Family Member” covers spouses, parents, children, siblings, in-laws, and any person (other than domestic employees) sharing the household of any director, nominee for director, executive officer, or significant stockholder of a company.

BOARD COMMITTEES

The following table identifies the current members of the Board and its standing committees and the number of meetings the Board and each committee held in 2013.

BOARD OF DIRECTORS (6 Meetings)
Audit Committee (13 Meetings) Gerber (Chair) Boromisa Lauderback Peterson	Compensation Committee (7 Meetings) Gromek (Chair) Boromisa Long Volkema	Finance Committee (5 Meetings) Boromisa (Chair) Gerber Gromek	Governance Committee (6 Meetings) Lauderback (Chair) Gromek Long Peterson Volkema

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Audit Committee

The Board has determined that each Audit Committee member is “independent” as defined by NYSE rules and the Sarbanes-Oxley Act of 2002, as applicable to audit committee members, and that all satisfy the NYSE “financial literacy” requirement.  Mr. Boromisa and Mr. Gerber are “audit committee financial experts” under Securities and Exchange Commission (“SEC”) rules.  The Audit Committee:

»     represents and assists the Board in fulfilling its oversight responsibility regarding the Company’s financial statements and the financial reporting process, the Company’s internal control over financial reporting, the performance of the internal audit function and the independent auditors, the qualifications and independence of the independent auditors, the annual independent audit of the Company’s financial statements and internal control over financial reporting, the Company’s compliance with legal and regulatory requirements, and the Company’s policies and systems with respect to risk assessment and risk management;

»     appoints, retains (subject to ratification by the Company’s stockholders), compensates, oversees, evaluates and, if appropriate, terminates the independent auditors;

»     approves in advance all audit and permissible non-audit services to be provided by the independent auditors and establishes policies and procedures for the engagement of the independent auditors to provide audit and permissible non-audit services;

»     annually reviews the performance, effectiveness, objectivity and independence of the independent auditors and the Company’s internal audit function;

»     annually obtains and reviews the independent auditors’ internal quality control report and other reports required by applicable rules, regulations and standards;

»     annually obtains and reviews the independent auditors’ report regarding the auditors’ independence;

»     annually assesses auditor independence;

»     discusses with the internal audit staff and the independent auditors the overall scope and plans for their respective audits;

»     receives, reviews and discusses reports from management, the internal finance and auditing staff and the independent auditors regarding the adequacy and effectiveness of the Company’s internal control over financial reporting;

»     receives, reviews and discusses reports from management regarding the adequacy and effectiveness of the Company’s disclosure controls and procedures;

»     oversees the Company’s risk policies and processes relating to its financial statements and financial reporting processes, credit risks and liquidity risks;

»     discusses with management and the independent auditors significant risks or exposures and steps taken by management to mitigate them;

»     meets separately, periodically with management, internal audit staff, the independent auditors and the General Counsel;

»     reviews and discusses with the independent auditors matters required to be discussed by the independent auditors under Accounting Standard No. 16, as adopted by the Public Company Accounting Oversight Board and amended from time to time;

»     meets to review with management and the Company’s independent auditors the Company’s interim and annual audited financial statements, including disclosures in Management’s Discussion and Analysis of Financial Condition and Results of Operations, that are included in the Company’s Quarterly reports on Form 10-Q and Annual Reports on Form 10-K;

»     recommends to the Board whether the Company’s audited financial statements should be included in the company’s Annual Report on Form 10-K;

»     establishes and oversees procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing or federal securities law matters, and for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting, auditing or federal securities law matters;

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»     reviews with management and the independent auditors the Company’s earnings press releases and financial information and earnings guidance provided by the Company to analysts and rating agencies;

»     oversees the preparation of the audit committee report required by the SEC rules to be included in the Company’s proxy statement for the annual meeting of stockholders;

»     establishes the Company’s hiring policies for employees and former employees of the independent auditors;

»     engages consultants and advisors at the expense of the Company to assist the Committee as it deems necessary in the performance of its functions, including having the sole authority to retain and terminate any consultants and advisors and to approve all fees and other retention terms and receiving appropriate funding, as determined by the Committee, from the

Company for payment of compensation to any such consultants and advisors;

»     oversees the Company’s legal and regulatory compliance systems and reviews the Company’s codes of conduct and programs to monitor compliance with such codes;

»     at least annually receives a report on the Company’s compliance programs, and reviews and discusses the implementation and effectiveness of the Company’s compliance programs with the General Counsel, who has the authority to communicate promptly and directly to the Audit Committee and the Board, about reports that involve actual and alleged violations of law or the Company’s codes of conduct; and

»     conducts and discusses with the Board an annual performance evaluation of the Committee, including the Committee’s adherence to its Charter.

Compensation Committee

The Board has determined that each Compensation Committee member is “independent” as defined by NYSE rules, as applicable to compensation committee members.  The Compensation Committee:

»     assists the Board in discharging its responsibilities relating to executive compensation and fulfilling its responsibilities relating to Wolverine Worldwide’s compensation and benefit programs and policies;

»     oversees the overall compensation structure, policies and programs, and assesses whether the compensation structure establishes appropriate incentives for management and employees;

»     oversees the risks associated with management resources, organization structure, and succession planning, hiring, development and retention processes, and oversees the assessment of the risks associated with the Company’s compensation structure, policies and programs;

»     administers and makes recommendations with respect to incentive compensation plans, including stock incentive plans;

»     assesses the results of the Company’s most recent advisory vote on executive compensation;

»     reviews and approves corporate and personal goals and objectives relevant to CEO compensation, evaluates the performance of the CEO in light of these goals and objectives, and, together with the other independent directors, approves the compensation of the CEO based on the evaluation;

»     oversees the evaluation of other appointed corporate officers and other executives, and reviews and approves their compensation;

»     makes stock incentive grants and determines the terms and conditions of any equity compensation or stock incentive arrangements;

»     reviews and discusses with management Wolverine Worldwide’s Compensation Discussion and Analysis and related disclosures required by the SEC rules and recommends to the Board whether such disclosures should be included in the annual report and proxy statement;

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»     oversees the preparation of the compensation committee report required by the SEC rules to be included in the annual report and proxy statement;

»     reviews and approves the design of benefit plans pertaining to executives;

»     reviews and recommends employment agreements and severance arrangements for executives, including change in control provisions, plans or agreements;

»     establishes stock ownership guidelines for directors and executive officers and monitors compliance with the guidelines;

»     considers and recommends to the Board the frequency of the Company’s advisory vote on executive compensation;

»     engages consultants and advisors at the expense of the Company to assist the Committee as it deems necessary in the performance of its functions, having the sole authority to retain and terminate and obtain the advice of any consultants and advisors and to approve all fees and other retention terms, and receiving appropriate funding, as determined by the Committee, from the Company for payment of compensation to any such consultants and advisors;

»     appoints, determines compensation for and oversees the work of any consultants and advisors retained by the Committee and oversees compliance with any applicable requirements relating to the independence of such consultants or advisors;

»     at least annually, assesses whether the work of compensation consultants involved in determining or recommending executive or director compensation has raised any conflict of interest that is required to be disclosed in the  Company’s annual report and proxy statement; and

»     conducts and discusses with the Board an annual performance evaluation of the Committee, including the Committee’s adherence to its Charter.

Compensation Committee Interlocks and Insider Participation.  During fiscal year 2013, none of the members of the Compensation Committee was an officer or employee of the Company, was a former officer of the Company, nor had a relationship with the Company requiring disclosure as a related party transaction under Item 404 of Regulation S-K of the Securities Act of 1933.  None of the Company’s executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served as a director on the Company’s Board or on the Compensation Committee.

See the “Compensation Discussion and Analysis” section below for more information regarding the Compensation Committee’s processes and procedures.

Finance Committee

The Board has determined that each Finance Committee member is “independent” as defined by NYSE rules.  The Finance Committee:

»     provides assistance to the Board in reviewing and evaluating management’s assessment of the Company’s cash needs and cash flow performance, management’s evaluation of the capital markets and other options to assist in addressing capital needs, and management’s recommendations with respect to those options;

»     reviews and makes recommendations to the Board with respect to the Company’s capital structure and liquidity, including credit facilities, as well as proposed debt, equity and other securities issuances and guarantees;

»     reviews and makes recommendations to the Board with respect to the Company’s current and future compliance with debt covenant requirements;

»     reviews and makes recommendations to the Board with respect to the Company’s exposure to short- and long-term financial risks and management’s strategies, plans and procedures to manage such risks, including its hedging strategies;

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»     at least annually, reviews and approves on behalf of the Company and its applicable subsidiaries, the Company’s decision to enter into swaps that are exempt from applicable clearing and trade execution requirements, and, at least annually and more often as may be deemed necessary or appropriate, review and discuss with management applicable Company policies governing the use of swaps subject to the “end-user exception” under regulations established by the Commodity Futures Trading Commission;

»     reviews and makes recommendations to the Board with respect to financial risks facing the Company, as may be requested by the Board;

»     engages consultants and advisors at the expense of the Company to assist the Committee as it deems necessary in the performance of its functions. The Committee shall have sole authority to retain and terminate any consultants and advisors and to approve all fees and other retention terms; and

»     conducts and discusses with the Board an annual performance evaluation of the Committee, including the Committee’s adherence to its Charter.

Governance Committee

The Board has determined that each Governance Committee member is “independent” as defined by NYSE rules.  The Governance Committee:

»     assists the Board in fulfilling its responsibilities on matters and issues related to the Company’s corporate governance practices;

»     in conjunction with the Board, establishes qualification standards for membership on the Board and its committees;

»     establishes procedures for the consideration of candidates for the Board recommended for the Committee’s consideration by the Company’s stockholders;

»     leads the search for individuals qualified to become members of the Board, reviews the qualifications of candidates for election to the Board and assesses the contributions and independence of incumbent directors eligible to stand for reelection to the Board;

»     selects and recommends to the Board the Company’s nominees for election or reelection by the stockholders at the annual meeting, and fills vacancies and newly created directorships on the Board;

»     develops and recommends to the Board corporate governance guidelines, reviews the guidelines on an annual basis, and recommends any changes to the guidelines as necessary;

»     periodically reviews the Board’s leadership structure as part of the succession planning process and recommends changes to the Board as appropriate, and makes recommendations to the independent directors regarding the appointment of the Lead Director;

»     establishes and recommends to the Board guidelines, in accordance with applicable rules and regulations, to be applied when assessing the independence of directors;

»     considers applicable rules, regulations and disclosure obligations regarding the presence of an “audit committee financial expert” on the Audit Committee and recommends to the Board actions to address such requirements;

»     reviews and approves related person transactions, as defined in applicable SEC rules, and establishes policies and procedures for the review, approval and ratification of related person transactions;

»     oversees risks related to the Company’s governance structure and processes and risks arising from related person transactions;

»     annually reviews the compensation of directors for service on the Board and committees and makes recommendations to the Board regarding such compensation;

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»     recommends to the Board key executives to serve as corporate officers;

»     annually reviews and makes recommendations to the Board concerning the structure, composition and functioning of the Board and its committees and recommends to the Board directors to serve as committee members and chairpersons;

»     reviews and recommends to the Board retirement and other tenure policies for directors;

»     reviews directorships in other public companies held by or offered to directors and senior officers of the Company;

»     reviews and assesses channels through which the Board receives information, and the quality and timeliness of information received;

»     develops and recommends to the Board for its approval an annual self-evaluation process for the Board and its committees, and oversees the evaluation process;

»     engages consultants and advisors at the expense of the Company to assist the Committee as it deems necessary in the performance of its functions, including having the sole authority to retain and terminate any consultants and advisors and to approve all fees and other retention terms; and

»     conducts and discusses with the Board an annual performance evaluation of the Committee, including the Committee’s adherence to its Charter.

CODE OF CONDUCT & COMPLIANCE AND ACCOUNTING AND FINANCE CODE OF ETHICS

The Board has adopted a Code of Conduct & Compliance for the Company’s directors, officers and employees.  The Board also has adopted an Accounting and Finance Code of Ethics (“Accounting and Finance Code”).  This Accounting and Finance Code focuses on the financial reporting process and applies to the Company’s CEO, CFO and Corporate Controller.

The Company will disclose, in accordance with all applicable laws and regulations, amendments to or waivers from its Code of Conduct & Compliance or its Accounting and Finance Code, on its website at:

www.wolverineworldwide.com/investor-relations/corporate-governance.

STOCKHOLDER COMMUNICATIONS POLICY

Stockholders and other interested parties may communicate with members of Wolverine Worldwide’s Board by sending correspondence to the Board, the independent directors as a group, a specific Board committee or a director (including the Lead

Director). The Secretary reviews all communications to determine whether the contents include a message to a specific director and will provide a summary and copies of all correspondence (other than solicitations for services, products or publications) to the applicable directors at each regularly scheduled meeting. The Secretary will alert individual directors to items that warrant a prompt response from the individual director prior to the next regularly scheduled meeting. The Secretary will route items warranting prompt response, but not addressed to a specific director, to the applicable committee chairperson. You may submit any suggestions, concerns or reports of misconduct at Wolverine Worldwide or complaints or

Communications should be sent c/o Secretary, Wolverine World Wide, Inc., 9341 Courtland Drive, N.E., Rockford, Michigan 49351, or through various links provided on Wolverine Worldwide’s website at:

www.wolverineworldwide.com/investor-relations/corporate-governance/.

concerns regarding Wolverine Worldwide’s financial statements and accounting, auditing, internal control and reporting practices on www.WolverineReportLine.com (anonymously, if desired) or by writing to the Audit Committee, c/o the Secretary, at the above address.

Page 28 |	Wolverine Worldwide Notice of 2014 Annual Meeting of Stockholders and Proxy Statement

2014 PROXY STATEMENT

Non-Employee Director Compensation in Fiscal Year 2013

Wolverine Worldwide’s director compensation philosophy is to pay compensation competitive with compensation paid by companies of similar size in the same industries and with whom Wolverine Worldwide competes for director candidates.  Each year, the Governance Committee, with input from management and from Towers Watson, reviews director compensation and compares it to market data, including a comparison to director compensation data for the 2013 Peer Group, as defined on page [•]. The following table provides information concerning the compensation of the Company’s non-employee directors for its fiscal year 2013. Mr. Krueger receives compensation for his services as the Company’s CEO and President, but does not receive any additional compensation for his services as a director.  Except as otherwise specified, share and per share data within this proxy statement have been adjusted to reflect the two-for-one stock split in the form of a stock dividend which was paid on November 1, 2013 to stockholders of record as of October 1, 2013.

	Fees Paid in Cash		Cash Amounts Voluntarily Deferred		Cash Amounts Deferred Through Annual Equity Retainers		Fees Earned or Paid in Cash[1]		Option Awards[2]		Total
Boromisa	$123,000	+	-	+	$65,000	=	$188,000	+	$45,000	=	$233,000
Boswell	-	+	-	+	-	=	-	+	$65,000	=	$65,000
Gerber	$108,000	+	-	+	$65,000	=	$173,000	+	$45,000	=	$218,000
Grimoldi	-	+	$65,000	+	$65,000	=	$130,000	+	$45,000	=	$175,000
Gromek	-	+	$108,500	+	$65,000	=	$173,500	+	$45,000	=	$218,500
Kollat	$120,000	+	-	+	$86,000	=	$206,000	+	$59,000	=	$265,000
Lauderback	$80,250	+	$26,750	+	$65,000	=	$172,000	+	$45,000	=	$217,000
Long	$83,000	+	-	+	$65,000	=	$148,000	+	$45,000	=	$193,000
O’Donovan	$65,000	+	-	+	$65,000	=	$130,000	+	$45,000	=	$175,000
Peterson	$92,000	+	-	+	$65,000	=	$157,000	+	$45,000	=	$202,000
Volkema	-	+	$96,500	+	$65,000	=	$161,500	+	$45,000	=	$206,500

[1]

Represents cash payments received or deferred by directors in fiscal year 2013.  Directors may defer director fees and receive stock units pursuant to the Deferred Compensation Plan.  The table shows the Fees Earned or Paid in Cash separated into Fees Paid in Cash, Cash Amounts Voluntarily Deferred, and Cash Amounts Deferred Through Annual Equity Retainers (required as part of the compensation program for directors) that will be paid out in stock.

[2]

Represents the aggregate grant date fair value of stock options granted to non-employee directors in fiscal year 2013, calculated in accordance with Accounting Standard Codification (“ASC”) Topic 718.  The chart below lists the aggregate outstanding option awards held by non-employee directors at the end of fiscal year 2013.  For valuation assumptions, see the Stock-Based Compensation footnote to Wolverine Worldwide’s Consolidated Financial Statements for fiscal year 2013.

Name	Option Awards Outstanding at December 28, 2013 (#)	Name	Option Awards Outstanding at December 28, 2013 (#)
Boromisa	63,852	Lauderback	55,970
Boswell	8,941	Long	24,848
Gerber	46,100	O’Donovan	42,380
Grimoldi	74,512	Peterson	55,970
Gromek	54,998	Volkema	26,200
Kollat	77,150

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2014 PROXY STATEMENT

The following table shows the non-employee director compensation program for 2013:

	Compensation Plan for 2013
Component	Cash	Options	Stock Units
Newly Appointed or Elected Director	$0	Number of options equal to $65,000, determined using Black-Scholes valuation.[1]
Annual Director Fee	$65,000	Quantity of options equivalent to $45,000, determined by dividing the dollar grant amount by the Black-Scholes value per option.[2]

Quantity of stock units equivalent to $65,000, determined by dividing the dollar grant amount by the closing market price of the Company’s common stock on the date of the grant.[3] Units are credited to the Amended and Restated Outside Directors’ Deferred Compensation Plan.

Audit Committee Annual Fee	$15,000
Audit Committee Chairperson Annual Fee	$20,000
Compensation Committee Annual Fee	$12,000
Compensation Committee Chairperson Annual Fee	$15,000
Finance Committee Annual Fee	$12,000
Finance Committee Chairperson Annual Fee	$15,000
Governance Committee Annual Fee	$12,000
Governance Committee Chairperson Annual Fee	$15,000
Lead Director Annual Fee	In lieu of the standard Annual Director Fee, the Lead Director is paid a Cash Retainer of $120,000.	In lieu of the standard stock option grant, the Lead Director receives a quantity of stock options equal to $59,000, calculated in the same manner as the standard grant. [2]	In lieu of the standard stock unit grant, the Lead Director receives stock units equivalent to $86,000, calculated and credited in the same manner as the standard grant. [3]

[1]

Upon her appointment on December 12, 2013, Ms. Boswell received 8,941 options under the Stock Option Plan of 2013.  The exercise price of options granted is equal to the closing market price of Wolverine Worldwide’s common stock on the date each option is granted.

[2]

For fiscal year 2013, each non-employee director other than the Lead Director received 8,484 options (11,122 for the lead director) granted in April 2013 under the Stock Incentive Plan of 2010.  The exercise price of options granted is equal to the closing market price of Wolverine Worldwide’s common stock on the date each option is granted.

[3]

For fiscal year 2013, one grant was made on the first business day of each calendar quarter.  For fiscal year 2013, the Company credited each non-employee director other than the Lead Director with an aggregate of 2,692 stock units (3,562 for the Lead Director).  Stock units are fully vested on the grant date and are credited under the Amended and Restated Outside Directors’ Deferred Compensation Plan (described below).

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2014 PROXY STATEMENT

The Company also:

»     pays director expenses associated with Board and committee meetings, other Company functions, and industry functions;

»     pays spouse travel expenses associated with international Board strategic planning meetings (there were no such meetings in 2013);

»     provides office space and administrative assistance to directors who visit Company locations;

»     occasionally provides to directors for review and assessment samples of its products that have nominal value; and

»     reimburses directors for some expenses relating to director education.

Management directors do not receive an annual cash or equity retainer or director stock option grant.

Deferred Compensation Plan.  In 2008, Wolverine Worldwide adopted the Amended and Restated Outside Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”).  The Deferred Compensation Plan is a supplemental nonqualified deferred compensation plan for non-employee directors.  A separate non-employee director deferred compensation plan applies to benefits accrued under that plan before January 1, 2005.  The Deferred Compensation Plan permits all non-employee directors to defer, at their option, 25%, 50%, 75% or 100% of their director fees.  The Company establishes a book account for each non-employee director and treats deferred compensation as if invested in Wolverine Worldwide common stock.  The Company credits the director’s account with the annual equity retainer amount described above and with a number of stock units equal to the amounts deferred, each divided by the closing market price of common stock on the payment date.  The Company also credits director accounts with dividend equivalents in the form of additional stock units.

Upon a director’s termination of service, or such later date as a director selects, the Company distributes the stock units in the director’s book account in shares of Wolverine Worldwide common stock.  The distribution is a single, lump-sum payment or annual installment payments over a period of up to 20 years (10 years under the plan for benefits accrued before January 1, 2005).  The Company converts each stock unit to one share of Wolverine Worldwide common stock.

Upon a “change in control,” the Company distributes to the director, in a single lump sum payment, Wolverine Worldwide common stock in a number of shares equal to the stock units credited to a director’s book account.  The Deferred Compensation Plan defines “change in control” as:

»      the acquisition by any person, or by more than one person acting as a group, of more than 50% of either (i) the then outstanding shares of common stock of Wolverine Worldwide or (ii) the total fair market value of Wolverine Worldwide;

»     the acquisition by any person, or more than one person acting as a group, during the 12-month period from and including the date of the most recent acquisition, of ownership of 30% or more of the outstanding common stock of Wolverine Worldwide;

»      the replacement of a majority of the individuals who constitute the Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the directors prior to the date of the appointment or election; or

»      the acquisition, during any 12-month period ending on the date of the most recent acquisition, by any person of assets from Wolverine Worldwide having a gross fair market value of at least 40% of the gross fair market value of all the assets of Wolverine Worldwide immediately before the acquisition.

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES

Wolverine Worldwide has stock ownership guidelines that require that each non-employee director maintain a stock ownership level equal to five times the non-employee director cash retainer.  Stock units under the Deferred Compensation Plan count toward the ownership

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requirements. Stock options do not count toward the ownership requirement.  These guidelines further align the interests of the directors with the stockholders.  Each non-employee director must meet the ownership requirement by the end of the fifth year after he or she becomes subject to the guidelines.  All non-employee directors who have been Wolverine Worldwide directors for at least five years meet the ownership requirement.

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2014 PROXY STATEMENT

Securities Ownership of Officers and Directors and Certain Beneficial Owners

FIVE PERCENT STOCKHOLDERS

The following table sets forth information about those holders known by Wolverine Worldwide to be the beneficial owners of more than five percent of Wolverine Worldwide’s outstanding shares of common stock as of March 3, 2014:

Amount and Nature of Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner	Sole Voting Power	Sole Investment Power	Shared Voting or Investment Power	Total Beneficial Ownership	Percent of Class[5]
BlackRock, Inc.[1] 40 East 52nd Street New York, NY 10022	8,345,822	8,633,428	0	8,633,428
FMR LLC[2] 245 Summer Street Boston, MA 02210	18,400	5,894,788	0	5,894,788
Janus Capital Management LLC[3] 151 Detroit Street Denver, CO 80206	10,357,035	10,357,035	647,120	11,004,155
The Vanguard Group, Inc.[4] 100 Vanguard Boulevard Malvern, PA 19355	141,232	6,086,487	134,732	6,221,219

[1]

Based on information set forth in a Schedule 13G/A filed on January 31, 2014. The Schedule 13G/A indicates that BlackRock, Inc. beneficially owns, in the aggregate, 8,633,428 shares of Wolverine Worldwide common stock.

[2]

Based on information set forth in a Schedule 13G filed on February 14, 2014.  The Schedule 13G indicates that FMR LLC beneficially owns, in the aggregate, 5,894,788 shares of Wolverine Worldwide common stock.

[3]

Based on information set forth in a Schedule 13G/A filed on February 14, 2014.  The Schedule 13G/A indicates that Janus Capital Management LLC, beneficially owns, in the aggregate, 11,004,155 shares of Wolverine Worldwide common stock.

[4]

Based on information set forth in a Schedule 13G/A filed on February 12, 2014.  The Schedule 13G/A indicates that The Vanguard Group, Inc., beneficially owns, in the aggregate, 6,221,219 shares of Wolverine Worldwide common stock.

[5]	As of March 3, 2014, based on [XXXX] shares outstanding on that date.

STOCK OWNERSHIP BY MANAGEMENT AND OTHERS

The following table sets forth the number of shares of common stock beneficially owned as of March 3, 2014, by each of the Company’s director nominees, directors and named executive officers and all of the Company’s directors and executive officers as a group:

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2014 PROXY STATEMENT

Amount and Nature of Beneficial Ownership of Common Stock[1]
	Sole Voting and/or Investment Power[2]	Shared Voting or Investment Power[3]	Stock Options[4]	Total Beneficial Ownership[4]	Percent of Class[5]
Jeffrey M. Boromisa
Gina R. Boswell
William K. Gerber
Donald T. Grimes
Alberto L. Grimoldi
Joseph R. Gromek
David T. Kollat
Blake W. Krueger
Michael Jeppesen
Brenda J. Lauderback
Pamela L. Linton
Nicholas T. Long
Timothy J. O’Donovan
Shirley D. Peterson
Michael A. Volkema
James D. Zwiers
All directors and executive officers as a group (18 people)

*	Represents beneficial ownership of less than 1%.

[1]

The numbers of shares stated are based on information provided by each person listed and include shares personally owned of record and shares that, under applicable regulations, are considered to be otherwise beneficially owned.

[2]	These numbers include restricted shares and performance shares held, which are subject to forfeiture if the terms of the award are not satisfied.
[3]

These numbers include shares over which the listed person is legally entitled to share voting or investment power by reason of joint ownership, trust or other contract or property right and shares held by spouses, children or other relatives over whom the listed person may have influence by reason of such relationship.

[4]

The numbers represent shares that may be acquired within 60 days after March 3, 2014, by the exercise of stock options granted under Wolverine’s various stock option plans.  These numbers are also included in the Total Beneficial Ownership column.

[5]

As of March 3, 2014, based on [•] shares outstanding on that date plus the number of stock options exercisable by the specified person(s) within 60 days of March 3, 2014, as indicated in the “Stock Options” column.

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2014 PROXY STATEMENT

ITEM 2 – Amendment of the Certificate of Incorporation

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

The Board proposes to amend the Fourth Article of the Company’s Certificate of Incorporation to increase the Company’s authorized capital stock from 162,000,000 shares, of which 160,000,000 are shares of common stock, $1.00 par value per share (“Common Stock”), to 322,000,000 shares, of which 320,000,000 would be shares of Common Stock. The purpose of the amendment is to provide additional shares for possible future issuance.

As of March 3, 2014, there were [•] authorized shares of Common Stock issued and outstanding, excluding [•] shares of treasury stock. If all outstanding stock options were exercised, there would have been approximately [•] shares of Common Stock issued and outstanding as of March 3, 2014.  A significant number of the Company’s existing authorized shares were used in connection with the two-for-one stock split in the form of a stock dividend paid on November 1, 2013.

The Board believes that it is advisable to have additional authorized shares of Common Stock available to give the Company the ability to react quickly to opportunities.  Although the Board has no present plans, proposals, arrangements or commitments for the issuance of any of the additional shares that would be authorized upon approval of this amendment, such shares would be available for possible future stock splits and stock dividends, public or private offerings of Common Stock or securities convertible into Common Stock, awards made under employee benefit plans, equity-based acquisitions and other corporate purposes that might be proposed.  If the Company’s authorized capital stock is not increased, as of March 3, 2014, it would have approximately only [•] shares available for such uses.

All of the additional shares resulting from the increase in the Company’s authorized Common Stock would be of the same class with the same dividend, voting and liquidation rights as the shares of Common Stock presently outstanding. The Company’s authorized capital stock also includes, and will continue to include without increase, 2,000,000 shares of preferred stock, none of which is currently outstanding. Stockholders have no preemptive rights to acquire shares issued by the Company under its Certificate of Incorporation and stockholders would not acquire preemptive rights with respect to additional shares under the proposed amendment to the Company’s Certificate of Incorporation. Under some circumstances, the issuance of additional shares of Common Stock could dilute the voting rights, equity and earnings per share of existing stockholders.

If the proposed amendment is adopted, the newly authorized shares would be unreserved and available for issuance by the Company without further stockholder authorization.

Although the Board has no present intention of issuing any additional shares of Common Stock as an anti-takeover measure, the proposed increase in authorized but unissued Common Stock could have an anti-takeover effect because the additional authorized but unissued shares of Common Stock could be used by the Board to make a change in control of the Company more difficult.  For example, the Board could issue additional shares of Common Stock (within the limits imposed by applicable law) to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent stockholders.  Similarly, the issuance of additional shares to persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

The Company’s Certificate of Incorporation and By-laws contain other provisions that could have an anti-takeover effect. For example, the Certificate of Incorporation authorizes undesignated preferred stock, which makes it possible for the Board to issue preferred stock with voting or other rights or preferences designated by the Board at the time of issuance that could impede the success of an attempt to obtain control of the Company. The Company’s By-laws provide for a classified Board with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Board or could deter the accumulation of large blocks of Common Stock by limiting the voting power of such blocks.  The By-laws also contain advance notice provisions that impose procedural limitations

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2014 PROXY STATEMENT

on stockholders’ ability to present proposals at stockholder meetings.  The By-laws further provide that vacancies in the Board may be filled only by the vote of a majority of directors then in office, which could limit the ability of a potential acquiror to obtain representation on the Board prior to the annual meeting of stockholders.

The first paragraph of the Fourth Article of the Company’s Certificate of Incorporation, as amended, would read as follows:

FOURTH: The total number of shares that the corporation shall have authority to issue and have outstanding is Three Hundred Twenty-two Million (322,000,000) shares, of which Two Million (2,000,000) shares shall be Preferred Stock, par value One Dollar ($1.00) per share, and Three Hundred Twenty Million (320,000,000) shares shall be Common Stock, par value One Dollar ($1.00) per share.

The affirmative vote of a majority of the outstanding shares entitled to vote at the annual meeting of stockholders is required to approve the proposed amendment to the Company’s Certificate of Incorporation. For the purpose of counting votes on this proposal, abstentions, and broker non-votes, if any, have the same effect as a vote against the proposal. The NYSE has advised the Company that shares of Common Stock held by NYSE member organizations, or their nominees, may be voted on this proposal without specific instructions from the beneficial owners of such shares.

BOARD RECOMMENDATION

The Board recommends that you vote “FOR” approval of the amendment to the Company’s Certificate of Incorporation.

Page 36 |	Wolverine Worldwide Notice of 2014 Annual Meeting of Stockholders and Proxy Statement

2014 PROXY STATEMENT

Compensation Discussion and Analysis

This section of the proxy statement provides an overview and analysis of Wolverine Worldwide’s executive compensation program and policies, the material compensation decisions made about fiscal year 2013 compensation, and the material factors considered in making those decisions.  This section refers only to the compensation of Wolverine Worldwide’s “named executive officers” (“NEOs”) unless noted otherwise:

Blake W. Krueger, Chairman, Chief Executive Officer and President

Donald T. Grimes, Senior Vice President, Chief Financial Officer and Treasurer

Michael Jeppesen, President, Global Operations Group

Pamela L. Linton, Senior Vice President of Global Human Resources

James D. Zwiers, Senior Vice President and President, Performance Group

It is divided into the following four Sections:

 Section 1  - 2013:  An Integration Year

 Section 2  - Compensation Program Overview

 Section 3  - 2013 Compensation

 Section 4  - Other Compensation Policies and Practices

 SECTION 1  - 2013:  AN INTEGRATION YEAR

In October 2012, Wolverine Worldwide acquired the Performance + Lifestyle Group (“PLG”) business from Collective Brands, Inc. The Company expanded its existing 12-brand portfolio by adding the iconic Sperry Top-Sider, Stride-Rite, Keds and Saucony brands.  The acquisition transformed Wolverine Worldwide into a 16-brand Company, with revenues for fiscal year 2013, the first full year of operation for the combined companies, of $2.69 billion.  Fiscal year 2013 is the first full year of operation for the 16-brand Company.  Highlights for the year include:

»                  the successful integration of the four new brands and businesses;

»                  revenues of $2.69 billion, marking record full year revenue for Wolverine Worldwide;

»                  fully diluted earnings per share of $0.99, not adjusted for non-recurring transaction and integration expenses associated with the Performance + Lifestyle Group acquisition and other non-recurring charges; and

»                  one and three year total shareholder return in the 90th and 78th percentile, respectively, compared to the 2013 Peer Group (defined below).

2013 was a transformative year for the Company as it integrated the Sperry Top-Sider, Stride-Rite, Keds and Saucony businesses while delivering record revenue, strong financial performance and outstanding shareholder return.

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Strong Financial Performance

Wolverine Worldwide has a history of delivering strong financial performance.  The current challenging macroeconomic conditions, including the continuing economic difficulties in Europe, have created significant challenges for global companies.  The brand portfolio approach and the diversified geographic and customer base served by those brands are key strengths of the Company’s business model and have helped it continue delivering strong financial performance in difficult economic times.  The 16 brands offered in approximately 200 countries and territories around the world help buffer the Company against challenges in any economic region or demographic sector.

Revenue Growth*

*

As reported in Item 6 of the Wolverine Worldwide Annual Report on Form 10-K for fiscal year 2013. The reported revenue for fiscal year 2013 includes a full year of revenue from the Performance + Lifestyle Group business acquired in 2012.  The reported revenue for fiscal year 2012 includes revenues for the Performance + Lifestyle Group from the acquisition date of October 9, 2012, through the end of fiscal year 2012.

The Company’s portfolio also has enabled it to consistently deliver strong financial results compared to other companies of similar size or in the same industry.  Over the past five years, the Company’s performance, based on cumulative total stockholder return, compared to the S&P SmallCap Index and the S&P Footwear Index, is as shown in the following table:

Page 38 |	Wolverine Worldwide Notice of 2014 Annual Meeting of Stockholders and Proxy Statement

2014 PROXY STATEMENT

Executive Compensation Overview for 2013

Peer Group

After the Performance + Lifestyle Group acquisition, the Compensation Committee, with Towers Watson’s input, established in late 2012 an updated peer group comprised of the companies set out in the accompanying table (the “2013 Peer Group”) for use in setting 2013 NEO compensation.  The Committee and Towers Watson used three criteria to screen companies for the 2013 Peer Group: (1) Global Industry Classification Standard (“GICS”) code; (2) revenues; and (3) market capitalization.  In applying the screens, Towers Watson used projected full year operations of the Company (post the Performance + Lifestyle Group acquisition).  All 2013 Peer Group companies fall within the same 2-digit GICS code as Wolverine Worldwide, and seven share the same 6-digit GICS code.  As of the end of the 2013 Fiscal Year, companies in the 2013 Peer Group had market capitalizations ranging from 0.2 times to 4.6 times Wolverine Worldwide’s market capitalization and Wolverine Worldwide’s market capitalization placed it at the 53rd percentile of the 2013 Peer Group.

The following companies comprise the 2013 Peer Group:

Aéropostale, Inc.	Carter’s, Inc.	DSW Inc.	The Jones Group Inc.

American Eagle Outfitters Inc.	Chico’s FAS, Inc.	Foot Locker, Inc.	PVH Corp.

ANN Inc.	Coach, Inc.	Genesco Inc.	The Warnaco Group, Inc.

Ascena Retail Group, Inc.	Deckers Outdoor Corporation	Guess?, Inc.	Williams-Sonoma, Inc.

Brown Shoe Company, Inc.	Dick’s Sporting Goods, Inc.	Hanesbrands Inc.

CEO Compensation Alignment

The Company believes that stockholders view total stockholder return (“TSR”) as a useful measure of long-term performance.  As the following charts show, the Company’s TSR performance outpaces the total compensation for its CEO, as reported in the Summary Compensation Table on pages [•], and shows a strong relationship between pay and performance when compared to the companies in the 2013 Peer Group over one- and three-year periods.  However, because there is no direct causal link between the Company’s TSR and NEO compensation, as reported in the Summary Compensation Table, the degree of alignment could vary significantly in future years due to factors other than the design of the Company’s compensation programs.

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1 Year: Wolverine Worldwide vs. Updated Peer Group[1]	3 Year: Wolverine Worldwide vs. Updated Peer Group[2]

1        The red diamond represents Wolverine Worldwide.  The 1 Year TSR data is from Standard & Poor’s Research Insight.  The 1 Year Average CEO Pay data is from the Company’s Summary Compensation Table and from the Summary Compensation Table in the most recent proxy statement of each company in the 2013 Peer Group.

2        The red diamond represents Wolverine Worldwide.  The 3 Year TSR data is from Standard & Poor’s Research Insight.  The 3 Year Average CEO Pay data is from the Company’s Summary Compensation Table and from the Summary Compensation Table in the three most recent proxy statements of each company in the 2013 Peer Group.

Demonstrated Pay-for-Performance

The Board and the Compensation Committee believe that the Company’s executive compensation program should pay for performance.  The Compensation Committee reviewed the results of the stockholder advisory vote on executive compensation that was held at the Annual Meeting of Stockholders in April 2013.  The vote was with respect to the 2012 compensation actions and decisions for the Company’s NEOs. Over ninety percent of the votes cast on the proposal were voted in support of the compensation of the Company’s NEOs set forth in the Compensation Discussion and Analysis, the summary

KEY COMPENSATION AND CORPORATE GOVERNANCE POLICIES AND PRACTICES

The Company’s executive compensation program includes many beneficial corporate governance practices:

»    authorizing the Compensation Committee to hire an independent consultant;

»    implementing Stock Ownership Guidelines covering all NEOs;

»    limiting perquisites to tax advisory and estate planning services;

»    not paying tax gross ups on perquisites;

»    prohibiting hedging involving securities of the Company;

»    restricting pledging securities of the Company; and

»    requiring a double-trigger for change-in-control benefits under the Company’s Executive Severance Agreements.

compensation table and the related compensation tables and narratives in the 2013 proxy statement.  Based on the results of the “say-on-pay” vote, the Committee concluded that the Company’s executive compensation policies and practices enjoy stockholder support.  Taking into account the results of the say-on-pay vote, along with other factors such as the Company’s corporate business objectives and the Committee’s review of competitive data (as discussed in more detail on page [•]), the Committee did not make any changes to the structure of the executive compensation program for 2013.

Other Relevant Factors

CEO and other NEO compensation for fiscal year 2013, and, in the case of the long-term incentive bonuses for the three year period ending with fiscal year 2013, reflected the Company’s consistent financial performance and cumulative return to stockholders over the past three years:

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2014 PROXY STATEMENT

»      approximately 80% of the CEO’s total compensation  as reported in the Summary Compensation Table is tied to the Company’s stock and/or performance measures;

»      the ratio of performance-based equity awards (including stock options) to time-based equity awards for the CEO is 1.9 to 1; and

»      each NEO’s bonus opportunity was capped at 200% of his or her Target Percentage for that opportunity, limiting the incentive to take risks that could have a material adverse impact on the Company.

SECTION 2	-	COMPENSATION PROGRAM OVERVIEW

Compensation Philosophy and Objectives

Wolverine Worldwide’s compensation philosophy is to provide competitive salaries and incentives to achieve superior financial performance. The Board’s Compensation Committee oversees the Company’s executive compensation program.  The Committee reviews and approves NEO compensation, other than the CEO’s compensation, which it approves together with the Board’s other independent directors.  The NEO compensation program has four primary objectives:

»     attract and retain talented NEOs who will lead Wolverine Worldwide and achieve and inspire superior performance;

»     provide incentives for achieving specific near term individual, business unit and corporate goals and reward the attainment of those goals at pre-established levels;

»      provide incentives for achieving longer-term financial goals and to reward the attainment of those goals at pre-established levels; and

»     align the interests of NEOs with those of the stockholders through incentives based on increasing stockholder value.

The program balances fixed compensation (base salaries) with performance-based compensation (annual bonuses and long-term incentives), and rewards annual performance while maintaining emphasis on longer-term objectives.  The program also blends cash, non-cash, long- and short-term compensation components, and current and future compensation components.  The Committee considers qualitative and quantitative factors when setting compensation.  Each NEO’s compensation mix and cash-to-equity ratio depends on his or her responsibilities, experience, skills, and potential to affect Wolverine Worldwide’s overall performance.  In general, an NEO’s compensation and the proportion of compensation that is variable increases as the NEO’s level of responsibilities increases.  The Committee believes the CEO has the broadest scope of responsibilities and typically approves higher compensation for the CEO (with a higher proportion of variable compensation) than for any other NEO.  The Board believes this executive compensation philosophy has successfully generated sustained superior performance over the long term.

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Compensation Program Summary

The Company’s executive compensation program consists of four key elements, as shown in the accompanying table. First, each

NEO receives a base salary. Second, each NEO is eligible to receive Annual Incentive Compensation. The Annual Incentive Compensation has two parts: (i) an annual bonus based on performance measured against

EXECUTIVE COMPENSATION PROGRAM
Base Salary	Annual Incentive Compensation		Long-Term Incentive Compensation		Benefits
	Annual Bonus	Individual Performance Bonus	Long-Term Incentive Bonus	Equity	Retirement and Welfare Plans	Perquisites

criteria established by the Compensation Committee at the beginning of the fiscal year (the “Annual Bonus”), and (ii) a bonus determined by performance measured against individual criteria.  Third, each NEO is eligible to receive Long-Term Incentive Compensation.  The Long-Term Incentive Compensation has two parts: (i) a long-term incentive bonus based on performance measured against criteria set for a three-year period (the “3-Year Bonus”), and (ii) equity in the form of time-vested restricted stock awards and stock option grants.  Fourth, each NEO may (i) participate in the Company’s defined-benefit plan (subject to certain vesting criteria); participate, at the discretion of the Committee, in a supplemental executive retirement plan; and participate in various Company welfare plans, and (ii) receive assistance with tax and estate planning and a matching contribution to his or her 401(k) account.  The executive compensation program is set out in more detail in the remainder of the Compensation Discussion and Analysis section.

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Purposes of Compensation Program Elements

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element
Base Salary	» Core responsibilities, years of service with the Company and experience in similar positions at other companies, skills, and knowledge	» Provide a regular and stable source of income to NEOs

Annual Incentive Compensation

»                 Achieving specific corporate business objectives over which the NEO has reasonable control

»            Achieving specific division business objectives over which the NEO has reasonable control

»               Achieving specific personal objectives

»               Focus NEOs on specific annual goals that contribute to the Company’s long-term success

»          Provide annual performance-based cash compensation

»            Align participants on important annual performance metrics

Long Term Incentive Compensation	» Focusing on long-term corporate business objectives » Focusing on driving long-term stockholder value » Continuing employment with the Company during the vesting period	» More closely align NEOs’ interests with stockholders’ interests » Reward NEOs for building stockholder value » Encourage long-term investment in the Company by participating NEOs » Retain NEOs

Retirement and Welfare Benefits

»       Focusing on long-term corporate business objectives

»               Continuing long-term employment with the Company during the retirement plan five-year vesting period and long-term value accumulation period

»               In the case of retirement and welfare benefits that are part of Wolverine Worldwide’s broad-based total compensation program available to full-time employees of the Company, providing for welfare of employee and his or her family during employment

»          In the case of the Supplemental Executive Retirement Plan, provide retirement benefits that NEO participants would have received under the broad-based plan in the absence of the IRS limits

»               Provide retirement security

»               Attract and retain NEOs

»            Encourage long-term commitment to Wolverine Worldwide by NEOs and assist Wolverine Worldwide in attracting and retaining talented NEOs

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Compensation Committee Role

The Compensation Committee is responsible to the Company’s Board for overseeing the development and administration of the Company’s compensation and benefits policies and programs.  The Committee consists of four independent directors.  Among its other responsibilities, the Committee formulates the compensation recommendations to the independent directors of the Board for the Company’s CEO and reviews and approves all aspects of the Company’s NEO compensation program, including:

»     reviewing and approving the Company’s incentive goals and objectives relevant to compensation;

»     evaluating individual performance results in light of these goals and objectives;

»     evaluating the competitiveness of each NEO’s total compensation package; and

»     approving (or in the case of the CEO, recommending to the independent directors of the Board) any changes to the NEO’s total compensation package, including, but not limited to, base salary, annual incentive bonus, long-term incentive bonus, and payouts and retention programs.

When making compensation recommendations or decisions, the Compensation Committee considers the CEO’s assessment of each individual’s performance, the performance of the individual’s respective business unit or function, the scope of each NEO’s responsibilities, years of service with the Company and in similar positions at other companies, skills, knowledge, market conditions, retention considerations, economic conditions, and Wolverine Worldwide’s compensation philosophy.  The Committee considers these factors subjectively and no single factor or combination of factors is determinative.  Following its review and discussion, the Committee approves compensation for all NEOs except the CEO. The Committee recommends compensation for the CEO to the independent directors of the Board, and those independent directors approve the CEO’s compensation.  The Committee and the independent directors of the Board meet with the CEO at the end of the year to evaluate his performance compared to his personal objectives set at the beginning of the year.  The Committee is supported in its work by senior Global Human Resources staff and an executive compensation consultant as described below.

CEO Role

Within the framework of the compensation programs approved by the Compensation Committee, the CEO recommends the level of base salary, annual incentive bonus, long-term incentive bonus, equity awards and other compensation package components for his direct reports, including the other NEOs.  The CEO bases his recommendation upon his assessment of each individual’s performance, the performance of the individual’s respective business unit or function, the scope of each NEO’s responsibilities, years of service with the Company and in similar positions at other companies, skills, knowledge, market conditions, retention considerations, economic conditions, and Wolverine Worldwide’s compensation philosophy.  The CEO considers these factors subjectively and no single factor is determinative.  The Committee reviews the CEO’s recommendations and approves any compensation changes affecting these individuals it determines are appropriate, in its sole discretion.

Compensation Consultant Role

The Compensation Committee has retained Towers Watson as its executive compensation consultant.  Towers Watson reports directly to the Committee and the Committee may replace it or hire additional consultants at any time.  The Committee has evaluated Towers Watson’s independence under the rules established by the NYSE and has determined that Towers Watson is “independent” as defined by NYSE rules. In addition, the Committee has evaluated whether the engagement of Towers Watson raises any conflicts of interest and has determined that no such conflicts of interest exist.  In making this determination the Committee reviewed the following factors (as outlined by the SEC): (i) the provision of other services to the Company by Towers Watson, (ii) the amount of fees received by Towers Watson from the Company as a percentage of Towers Watson’s total revenue, (iii) Towers Watson’s policies and procedures regarding conflicts of interest, (iv) the existence of any business or personal relationships between the consultants at Towers Watson involved in its engagement by the Company and members of the Committee, (v) stock ownership in the Company by the consultants at Towers Watson involved in its

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engagement by the Company and (vi) the existence of any business or personal relationships between Towers Watson and/or the consultants at Towers Watson involved in its engagement by the Company and the Company’s executive officers.  At the Committee’s invitation, a representative of Towers Watson attends Committee meetings.  The Committee retains sole authority to hire the consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement.  A representative of Towers Watson also communicates with the Chairperson of the Committee between meetings.  However, the Committee makes all decisions regarding NEO compensation.  Towers Watson provides various executive compensation services to the Committee pursuant to a written consulting agreement with the Committee.  Generally, these services include advising the Committee on the principal aspects of the Company’s executive compensation program, evolving industry practices, and providing market information and analysis regarding the competitiveness of the Company’s program design.  During 2013, Towers Watson performed the following specific services:

»      advised the Committee on management proposals, as requested;

»      attended Committee meetings, as requested;

»      reviewed the Company’s peer group and advised the Committee on the composition of the peer group given the Company’s acquisition of the Performance + Lifestyle Group;

»      reviewed survey data for competitive comparisons, including competitive comparisons based on the Company’s acquisition of the Performance + Lifestyle Group;

»      provided market data and recommendations on CEO and other NEO compensation;

»      reviewed the Compensation Discussion and Analysis and other executive compensation-related disclosures included in the Company’s proxy statement;

»      advised the Committee on legislative and regulatory developments and market trends related to compensation policies and programs; and

»      proactively advised the Committee on best-practice approaches for governance of executive compensation.

The total fees the Company paid to Towers Watson for services to the Committee in 2013 was $153,000.  Towers Watson also was engaged by Wolverine Worldwide in 2013 to perform actuarial services, pension plan consulting and risk and financial services that are not part of the executive compensation services provided to the Committee.  These services were performed on an interim and annual basis for financial reporting purposes.  The total annual expense for this work was approximately $301,000.  The total fees the Company paid to Towers Watson ($454,000) represent less than two one hundredths of one percent (0.02%) of Towers Watson’s revenue for its 2013 fiscal year ($3.6 billion).

Competitive Data Use

The Committee uses surveys and peer group information as a market reference point.  The Committee believes that compensation levels in the footwear, apparel and retail industries typically exceed levels reported in general industry surveys.  The Committee also considers information the Company learns through recruiting NEOs and the experience levels and responsibilities of NEOs prior to joining the Company as reference points in setting NEO compensation.

As part of its competitive data review in connection with determining 2013 compensation, the Committee considered information presented by Towers Watson based on three published compensation surveys:  (1) 2012 Towers Watson Data Services Survey Report on Top Management Compensation – Retail and Wholesale Trade Industry Cut, (2) 2012 Towers Watson Compensation Database Executive Database – Retail/Wholesale Executive Database, and (3) 2012 US Mercer Benchmark Database, Executive – General, Retail Industry Cut.

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 SECTION 3  - 2013 COMPENSATION

Base Salary	EXECUTIVE COMPENSATION PROGRAM
	Base Salary	Annual Incentive Compensation		Long-Term Incentive Compensation		Benefits
		Annual Bonus	Individual Performance Bonus	Long-Term Incentive Bonus	Equity	Retirement and Welfare Plans	Perquisites

The Compensation Committee approved the 2013 base salaries for NEOs set out in the accompanying table.  As part of approving an NEO’s base salary, the Compensation Committee considers the scope of his or her responsibilities, years of service with the Company and in similar positions at other companies, skills, and knowledge.  The Committee also considers market conditions, economic conditions, and Wolverine Worldwide’s compensation philosophy, the acquisition of the Performance + Lifestyle Group in 2012 and resulting increase in the Company’s revenue and scope of operations, and the NEO’s scope of responsibilities. Based on these factors, the Compensation Committee determined to adjust 2013 base salaries as noted in the table.

Name	2013 Base Salary	2012 Base Salary
Krueger	$1,100,000	$862,600
Grimes	$560,000	$431,000
Jeppesen	$410,000	$375,000
Linton	$331,000	$321,000
Zwiers	$590,000	$451,000

Annual Incentive Compensation	EXECUTIVE COMPENSATION PROGRAM
	Base Salary	Annual Incentive Compensation		Long-Term Incentive Compensation		Benefits
		Annual Bonus	Individual Performance Bonus	Long-Term Incentive Bonus	Equity	Retirement and Welfare Plans	Perquisites

In 2013, each NEO had the opportunity to earn annual incentive compensation, consisting of two parts: (1) an annual bonus (“Annual Bonus”) under the Annual Bonus Plan, and (2) an individual performance bonus (“Individual Performance Bonus”) under the Individual Performance Bonus Plan.  Each NEO’s payout under the two parts was determined by comparing his or her performance against specific criteria set at the beginning of each year.  Under the Annual Bonus Plan, the NEO’s payout was determined by comparing his or her performance against four performance levels set for each criterion:  threshold (50% payout), target (100% payout), goal (150% payout) and stretch (200% payout).  Under the Individual Performance Bonus Plan, the NEO’s payout was determined by comparing his or her performance against each criterion and scoring it on a scale of 0% to 100%.  As shown in further detail below under the heading “Individual Performance Bonus,” payouts under the Individual Performance Bonus Plan can range from 0% to 200% depending on the NEO’s cumulative weighted performance score on his or her individual performance objectives.

The Compensation Committee set a percentage of the NEO’s 2013 base salary as his or her annual incentive compensation target percentage (the “Target Percentage”).  The Target Percentage represented the percentage of the NEO’s salary he or she could earn as annual incentive compensation at a “target” performance level (100% payout) under the Annual Bonus Plan and Individual Performance Bonus.  Generally, the Committee set higher Target Percentages for individuals with greater influence on business strategy, profits or sales.  This put a larger percentage of an NEO’s total potential cash compensation “at risk.”

Consistent with the 2012 bonus opportunity, each NEO’s total annual incentive compensation opportunity for 2013 ranged from 0% to 200% of his or her Target Percentage.  The accompanying table shows the total annual incentive compensation payout earned by each NEO for 2013. As part of approving an NEO’s 2013 target percentage, the Compensation Committee considers the scope of his or her responsibilities, years of service with the Company and in similar positions at other companies, skills, and knowledge.  The Committee also considers market conditions, economic conditions, and Wolverine Worldwide’s compensation philosophy, the acquisition of the

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Performance + Lifestyle Group in 2012 and resulting increase in the Company’s revenue and scope of operations, and the NEO’s scope of responsibilities.

			Annual Incentive Compensation Component as a Percentage of Target Performance
				Annual Bonus Percentage By Company or Business unit as a Percentage of Target Percentage
	2013 Target Percentage	2012 Target Percentage	Total Individual Performance Bonus as a Percentage of Target Percentage	Company[1]	Global Operations Group[2]	Human Resources[3]	Performance Group[4]	Total 2013 Actual Annual Incentive Compensation[5]	2013 Annual Bonus	2013 Individual Performance Bonus
Krueger	125%	100%	15%	85%				$2,321,983	$1,512,608	$309,375
Grimes	60%	55%	15%	85%				$557,827	$369,627	$88,200
Jeppesen	50%	50%	15%	10%	75%			$309,985	$256,172	$53,813
Linton	45%	45%	15%	65%		20%		$217,001	$183,701	$33,300
Zwiers	55%	55%	15%	20%			65%	$488,050	$340,037	$73,013

1           The Committee approved revenue and pretax earnings performance criteria for the Company, as described below under “Annual Incentive Compensation – Annual Bonus.”

2           The Committee approved an array of metrics as performance criteria for the Global Operations Group: pretax earnings and net sales (Leathers 20%); financial performance, quality goal and productivity (Owned Manufacturing 30%); and actual expenses, speed-to-market, product costs and quality measurements compared to 2013 planned targets (Sourcing 25%)

3           The Committee approved actual Department expenses compared to budgeted expenses in the Human Resources Department’s fiscal year 2013 operating plan as the 2013 performance criterion for the Human Resources Department.

4           The Committee approved revenue and pretax earnings as the performance criteria for the Performance Group.

5           Includes the NEO’s 2013 Annual Bonus, the 2013 Individual Performance Bonus and the following additional bonus amounts paid in recognition of contributions to the successful efforts integrating the Performance + Lifestyle Group business and strong individual and Company performance: Mr. Krueger ($500,000); Mr. Grimes ($100,000); and Mr. Zwiers ($75,000).

Annual Incentive Compensation - Annual Bonus

At the same time it set Target Percentages, the Compensation Committee established the performance criteria for the Company and business units under the Annual Bonus Plan.  Each NEO’s Annual Bonus was based on performance criteria for the Company, or for the Company and a business unit.  The Committee set fiscal year 2013 revenue (weighted 35% of the Company component) and pretax earnings (weighted 65%) as the Company’s performance

Company Performance Level (% of Target Payout)[1]	Revenue[2]	Pretax Earnings[2]
Threshold (50%)	$2,600,000,000	$155,400,000
Target (100%)	$2,700,000,000	$170,500,000
Goal (150%)	$2,850,000,000	$191,700,000
Stretch (200%)	$2,950,000,000	$207,700,000

criteria. The Committee selected these criteria because it believed a strong correlation exists between performance on these financial measures and increases in stockholder value. As shown in the accompanying table, the Committee also set four performance levels for each criterion:  threshold (50% payout), target (100% payout), goal (150% payout) and stretch (200% payout).  The Committee set the revenue and pretax earnings goals for these performance levels (shown in the accompanying table) following discussion with management and a review of the Company’s operating plan,

[1]   The maximum payout an NEO can receive is 200% of the payment earned at his or her Target Percentage, even if performance is above Stretch, and an NEO would receive 0% of his or her Target Percentage if performance is below Threshold.

[2]   Not including the effect of acquisitions, divestitures, accounting changes, restructuring, or other special charges or extraordinary items excluded by the Compensation Committee.  Pretax earnings for 2013 exclude transaction and integration expenses related to the PLG acquisition, restructuring charges related to the Company’s owned manufacturing operations, store impairment charges and expenses relating to the October 2013 debt refinancing.

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historical performance, and economic conditions facing the Company.

Two of the NEOs, Messrs. Krueger and Grimes, have significant influence on the Company’s overall business strategy and their respective Annual Bonus opportunities (85% of their total Annual Incentive Compensation opportunities) are based on the Company performance criteria.  Three of the NEOs, Messrs. Jeppesen and Zwiers and Ms. Linton, are directly responsible for business units and exert a more significant influence on those business units than on the Company’s overall business strategy.  For each of those three NEOs, the Committee based the following percentages of the overall Annual Bonus opportunity on the Company’s performance:  Mr. Jeppesen (10%); Ms. Linton (65%) and Mr. Zwiers (20%).  The remaining portions of the Annual Bonus opportunities for each of these three NEOs were based on the performance of their respective business units. Those percentages were:  Mr. Jeppesen (75% Global Operations Group); Ms. Linton (20% Human Resources); and Mr. Zwiers (65% Performance Group).  For each of the NEOs, the remaining 15% of their Annual Incentive Compensation opportunity was determined by his or her respective Individual Performance Bonus criteria.

The Committee set the same four performance levels for each criterion as it set for the Company.  It set the goals for each performance level for each business unit criteria at substantially similar difficulty levels as the goals for each performance level for the Company criteria. The Committee believed the

Historical Group Performance
	2013	2012	2011	2010	2009
Global Operations Group	Between target and goal	Between target and goal	Between threshold and target	Between goal and stretch	N/A
Human Resources Department	Above stretch	Between target and goal	Above stretch	Between goal and stretch	Above stretch
Performance Group	Between target and goal	Below threshold	Above stretch	Above stretch	Between goal and stretch

business units could achieve these goals under strong management performance, based on a review of each business unit’s historical performance and its fiscal year 2013 operating plan.  The accompanying table shows historical performance levels achieved by the business units using these performance criteria, for those years when the performance criteria were the same as the 2013 performance criteria.

In early 2014, the Committee certified actual 2013 performance compared to the performance levels for the Company and business unit criteria.  The Company’s fiscal year 2013 revenue was $2,691.1 million which was near Target performance level.  The Company’s adjusted pretax earnings for fiscal year 2013 were $190.7 million which was between Target and Goal performance level.  The weighted average results for the applicable performance criterion are shown in the accompanying table:

	2013 Performance	Overall Weighted Payout as a Percent of Target
Global Operations Group	Between Target and Goal	142%
Human Resources Department	Above Stretch	200%
Performance Group	Between Target and Goal	121%
Wolverine Worldwide	Between Target and Goal	129%

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For 2013, the Company paid the NEOs the following amounts under the Annual Bonus Plan.

Name	Annual Bonus Opportunity (as a % of an NEO’s Target Percentage)	Annual Bonus Percentage Earned	Annual Bonus Paid[1]	Other Bonus[2]

Krueger	0 – 200%	129%	$1,512,608	$500,000
Grimes	0 – 200%	129%	$369,627	$100,000
Jeppesen	0 – 200%	147%	$256,172
Linton	0 – 200%	146%	$183,701
Zwiers	0 – 200%	123%	$340,037	$75,000

[1]        Not including Individual Performance Bonus or any other bonus paid.

[2]        Reflects additional bonuses paid in recognition of contributions to the successful efforts integrating the Performance + Lifestyle Group business and strong individual and Company performance.

Annual Incentive Compensation – Individual Performance Bonus

Also at the same time Target Percentages are set, the CEO approves for each NEO other than himself, Individual Performance Bonus personal objectives.  The CEO recommends, and the

Committee approves, personal objectives for himself. Personal objectives may include elements such as executing strategies supporting Wolverine Worldwide’s vision, developing employees, supporting social and environmental responsibility, growing new business initiatives and driving operational excellence. Each NEO has personal objectives specific to him or her. Performance under the Individual Performance Bonus Plan is evaluated subjectively, generally based on qualitative and quantitative factors.

NEO	2013 Personal Objectives

Krueger	Employee development, revenue growth, acquisition integration and cash flow

Grimes	Employee development, acquisition integration, productivity initiatives, and business analytics

Jeppesen	Employee development, streamlined distribution, owned and sourced manufacturing enhancement, increased profitability and realization of synergies

Linton	Employee development, enhancing organization structure, acquisition integration

Zwiers	Employee development, acquisition integration, brand initiatives, asset management and financial metrics

Each personal objective is given a weight from 0% to 100%. The sum of the weights for each NEO’s personal objectives equals 100%. An NEO’s cumulative weighted personal objectives score is calculated by multiplying the score for each objective by its weight, and summing those results for all of the NEO’s personal objectives. The Individual Performance Bonus payout level ranges from 0% to 200%, determined by the cumulative weighted personal objectives score.

Personal Objectives Score	2013 Payout Level

95-100%	200%
90-95%	175%
80-90%	150%
70-80%	100%
60-70%	50%
Less than 60%	0%

The CEO recommended to the Committee the 2013 cumulative weighted personal objectives scores and payout levels for each of the

NEOs other than himself. The Committee and the other independent directors of the Board met with the CEO at the end of the year to evaluate his performance compared to his personal objectives. The Committee determined the cumulative weighted personal objectives score for the CEO and recommended to the independent directors of the Board the CEO’s payout level. The Committee also determined the Individual Performance Bonus payout for each NEO, as shown in the accompanying table, by multiplying his or her cumulative weighted performance score

Name	2013 Individual Performance Bonus Opportunity (as a % of an NEO’s Target Percentage)	Personal Objectives Score	2013 Individual Performance Bonus Percentage Awarded	2013 Individual Performance Bonus Paid

Krueger	0 – 200%	86.75%	150%	$309,375
Grimes	0 – 200%	90%	175%	$88,200
Jeppesen	0 – 200%	90.25%	175%	$53,813
Linton	0 – 200%	81%	150%	$33,300
Zwiers	0 – 200%	85%	150%	$73,013

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payout level by fifteen percent (representing the percentage of the Individual Performance Bonus to the total annual incentive compensation opportunity) of his or her Target Percentage.

Long-Term Incentive Compensation	EXECUTIVE COMPENSATION PROGRAM

	Base Salary	Annual Incentive Compensation		Long-Term Incentive Compensation		Benefits
		Annual Bonus	Individual Performance Bonus	Long-Term Incentive Bonus	Equity	Retirement and Welfare Plans	Perquisites

In 2013, each NEO had the opportunity to earn long-term incentive compensation, consisting of two parts: (1) performance shares under the Company’s stock incentive plan, and (2) equity awards in the form of stock option grants and/or restricted stock awards under the stock incentive plan.

Long-Term Incentive Compensation - Performance Share Bonuses

Each NEO had the opportunity to earn long-term incentive compensation in the form of performance shares issued under the Company’s stock incentive plan based on performance criteria covering three-year periods (“3-Year Bonus”).  The Committee established two performance criteria for the performance period 2011-2013:  (1) business value added (“BVA”), and (2) fully diluted earnings per share (“EPS”).  BVA is calculated by starting with operating income determined in accordance with U.S. generally accepted accounting principles (“GAAP”), and then reducing operating income by (1) an amount for income taxes where the effective tax rate used to calculate the income tax amount is determined in accordance with GAAP (adjusted as described in the footnote to the table below), and (2) a capital charge equal to a 2-point average of “net operating assets” during the fiscal year (with “net operating assets” defined as the net of trade receivables (net of reserves), inventory (net of reserves), other current assets, property, plant and equipment, trade payables and accrued liabilities), multiplied by 10%.  The Committee believes that BVA is useful for determining incentive compensation, because it ties the income statement (profit delivery) to the balance sheet (effective asset utilization) and does not focus on one to the exclusion of the other.  The Committee further believes that focusing NEOs’ interests on increasing BVA aligns their interests more closely with stockholder interests, and that BVA is superior to total shareholder return (which the Company used before BVA as a metric for incentive compensation) in measuring management’s long-term influence over the Company’s performance.  The Committee believes the EPS is a key metric that plays an important role in driving the Company’s stock price and that it further aligns the interests of the NEOs with other stockholders.  Using BVA and EPS balances the NEOs’ focus on near-term profitability with longer-term shareholder value.  The Committee weights EPS 65% and BVA 35% when determining the overall performance level.

3-Year Performance Share Bonus (Fiscal 2011-2013)

The following table lists performance levels set by the Committee for the 2011-2013 performance period:

Performance level (Percentage of Target Payout)	Cumulative EPS for the 2011-2013 period*	Cumulative BVA for the 2011-2013 period (Millions)*

Threshold (50%)	$7.33	$251.2
Target (100%)	$7.53	$258.6
Goal (150%)	$7.75	$266.6
Stretch (200%)	$7.93	$273.1

*As adjusted to account for and excluding the effects of acquisitions, divestitures, accounting changes, restructing, or other special charges or extraordinary items excluded by the Compensation Committee.  EPS is presented and calculated on a pre-stock split basis.  EPS for 2013 excludes transaction and integration expenses related to the PLG acquisition, restructuring charges related to the  Company’s owned manufacturing operations, store impairment charges and expenses relating to the October 2013 debt refinancing.

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The Committee evaluated Wolverine Worldwide’s performance for the 2011-2013 performance period against these criteria and certified that Wolverine Worldwide’s performance on the EPS criterion as noted above fell between Target and Goal performance levels, and Wolverine Worldwide’s performance on the BVA criterion as noted above, fell between Goal and Stretch performance levels. The earnings per share performance (123%) was weighted 65% and the BVA performance (170%) was weighted 35%, for a weighted average performance of 139% resulting in a number of shares on which restrictions lapsed under the awards (on a weighted average basis) equal to 139% of the number of shares on which restrictions would have lapsed under Target performance. The restrictions lapsed on the number of shares shown for each NEO in the accompanying table under the 3-Year Bonus for the 2011-2013 performance period.

Name	Shares Vesting (#)

Krueger	59,571
Grimes	19,174
Jeppesen	8,056
Linton*	6,120
Zwiers	18,456

*Reflects the exercise of negative discretion by the Committee with respect to 2,405 shares that would otherwise have vested, which reduced the vesting to Target level payout.  The Committee determined to exercise negative discretion with respect to a broad range of employees, including Ms. Linton, based on its review of the targets, corporate and business unit performance and consideration of performance in connection with the PLG acquisition.  Only top-level business unit contribution and/or top-level contribution in connection with the PLG acquisition led to full vesting or the minimal adjustment down to Target payout received by Ms. Linton.

3-Year Performance Share Bonus (Fiscal 2013-2015)

In 2013, the Committee evaluated each NEO’s long-term incentive target payout opportunity expressed as a percentage of base salary. It considered the Company’s recruiting experiences; each NEO’s experience and responsibilities; the NEO’s performance; and competition with other footwear, apparel and retail companies for candidates. The Committee considers these factors subjectively, and no single factor or combination of factors was determinative for any NEO. The Committee decided to set the NEOs’ Target Percentage (expressed as a percentage of the NEO’s base salary, similar to the Annual Bonus) for the 2013-2015 3-Year Bonus opportunity, as set out in the accompanying table.

Name	2013-2015 Percent	2012-2014 Percent

Krueger	100%	75%
Grimes	60%	50%
Jeppesen	45%	45%
Linton	35%	35%
Zwiers	50%	50%

In February 2013, the Committee awarded performance shares to each NEO with a value equal to the estimated maximum bonus payout the NEO could earn as the 3-Year Bonus for the 2013-2015 performance period.  The Committee weighted the EPS criterion at 65% of the total payout and weighted the BVA performance criterion at 35% of the total payout for the 2013-2015 performance period, which was consistent with the 2011 and 2012 performance share grants.  The Committee intended the level of difficulty in attaining Threshold, Target, Goal and Stretch performance levels it set for the 2013-2015 performance period to be substantially similar to the level of difficulty in attaining the performance levels for the 2012-2014 performance period.  The Committee granted the awards under the Company’s Stock Incentive Plan of 2010.  The award details are in the table “Grants of Plan-Based Awards” on page [•].  The Company accrues, but does not pay, dividends on the performance shares during the performance period.  Once the Committee certifies the Company’s performance compared to the performance criteria, the restrictions on none, some or all of the performance shares awarded to each NEO will lapse at that time, and the NEO will receive accrued dividends only on the shares actually earned.

Long-Term Incentive Compensation - Stock Option Grants and Restricted Stock Awards

The Compensation Committee believes that NEO stock ownership benefits stockholders.  The Company has granted stock options and awarded restricted stock to NEOs and other executives for many decades. The Committee administers the stock incentive plans for stock option grants and restricted stock awards. It approves the amount of and terms applicable to all grants and awards (except for grants to the CEO, which the Committee approves together with the other independent directors). In addition to annual grants and awards, the Committee may approve special grants or awards to NEOs, such as a grant or award to a new hire or for a promotion.

When granting equity awards, the Committee considers the NEO’s position, responsibilities, years of service, performance, previous equity grants, and market information.  Management provides

	Name	2013 Actual % of Base Salary Awarded
	Krueger	238%
	Grimes	100%
	Jeppesen	80%
	Linton	86%
	Zwiers	86%

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input to the Committee regarding equity award decisions.  The Committee compares NEO equity awards to market information as part of evaluating NEO total long-term incentive compensation and overall compensation at target to broader compensation trends.  In general, the Committee gives more weight to an NEO’s position and responsibilities.

For 2013, the actual total value of the equity award  to each NEO (the combined total grant date fair value for the stock options and restricted stock, not including the performance share awards) was determined based upon a review of the factors listed in the preceding paragraph as well as the amount of the prior year’s total equity award to each NEO, the percentage of the NEO’s total compensation that would be reflected by the equity award, the change in total compensation for the NEO compared to the prior year, and equity awards to each NEO in recent years, but no single factor or combination of factors was determinative in setting the percentage.   The “Grants of Plan-Based Awards” table on page [•] shows the actual grants and awards for 2013.

A stock option’s exercise price is set at the closing price of the Company’s common stock on the grant date.  The Committee grants annual equity awards at its regularly scheduled February meeting.  The independent directors of the Board approve equity grants to the CEO at the same time.  A stock option grant typically vests one-third each year over three years.  The restrictions on restricted stock awards typically lapse 25% on each of the third and fourth anniversary and 50% on the fifth anniversary of the award.

The restricted stock award, not including performance shares, was approximately 60%, and the stock option grants were approximately 40%, of the combined value of the equity awarded to each NEO.  These were the same approximate percentages as in 2012 and in the past five years.  The Committee believed this mix was appropriate based on the fact that restricted stock promotes retention and stock options incentivize stock price performance.

Benefits	EXECUTIVE COMPENSATION PROGRAM

	Base Salary	Annual Incentive Compensation		Long-Term Incentive Compensation		Benefits
		Annual Bonus	Individual Performance Bonus	Long-Term Incentive Bonus	Equity	Retirement and Welfare Plans	Perquisites

Retirement and Welfare Plans

The NEOs participate in Wolverine Worldwide’s medical and dental plans and receive life and disability insurance.  Subject to variations to account for requirements in local jurisdictions, variances in local compensation structure (for example, as applicable to Wolverine Worldwide’s employees in the United States versus certain overseas offices), and to requirements under collective bargaining agreements, all Wolverine Worldwide employees receive the same health and welfare benefit opportunities.  The NEOs also participate in the Wolverine Worldwide Employees’ Pension Plan (a defined benefit plan) and the Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan (an unfunded, non-qualified plan).  For a description of the benefits under Wolverine Worldwide’s retirement plans, see “Pension Plans and 2013 Pension Benefits” below.

Perquisites

The Company provides limited perquisites to NEOs in order to provide a competitive total compensation package.  The Company reimbursed NEOs for tax, financial planning and estate planning services, and made 401(k) matching payments in the amounts set forth in footnote 7 to the “Summary Compensation Table” on pages [•].  The Company did not provide gross ups to the NEOs for the taxes due on the value of the perquisites.

SECTION 4	– OTHER COMPENSATION POLICIES AND PRACTICES

The dates of the Compensation Committee’s and Board’s February meetings at which annual grants are made generally are scheduled at least one year in advance.  The Compensation Committee also delegated to the CEO the authority to award restricted stock or grant stock

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options to employees during the period from the February 2013 regular meeting of the Compensation Committee until the February 2014 meeting of the Compensation Committee.  The CEO may not make such grants or awards to himself or other NEOs.  The grants and awards are intended to recognize outstanding performance by employees.  The restricted stock awards for the February 2013 to February 2014 period could not exceed 17,000 shares in aggregate and the stock option awards could not exceed 12,294 options in aggregate.

NEO Stock Ownership Guidelines

Through stock ownership guidelines, the Company requires that NEOs maintain a minimum stock ownership level (including, for up to 50% of the applicable ownership requirement, restricted stock awards and performance shares but not stock options) to align further the interests of these individuals with the stockholders. Each NEO must

Covered Positions	Guideline

CEO	5x Annual Base Salary
Other NEOs	2x Annual Base Salary

meet the ownership requirement by the end of the fifth year after he or she becomes subject to the guidelines. The CEO and all other NEOs who have been with Wolverine Worldwide for at least five years meet the ownership requirement.

Stock Hedging and Pledging Policies

The Company has adopted a policy covering hedging transactions involving the Company’s common stock or pledging of the Company’s common stock by directors or executive officers.  Under the policy, no director or executive officer of the Company may (1) enter into any transaction involving pledging as collateral for a loan, or holding on margin, any securities of the Company beneficially owned by the director or executive officer unless pre-cleared with the Company’s General Counsel, and (2) enter into or maintain any hedging transaction or position involving securities of the Company beneficially owned by the directors or executive officer.

Impact of Accounting and Tax Treatments on Compensation

Section 162(m) of the Internal Revenue Code provides that publicly held companies may not deduct compensation paid to the CEO and the three next most highly-paid executive officers (other than the CFO) in excess of $1,000,000 annually, with certain exceptions for qualified “performance-based” compensation.  Wolverine Worldwide has designed its Annual Bonus Plan, Long-Term Incentive Plan, and stock incentive plans, to permit certain awards payable under these plans that are intended to qualify as “performance-based” compensation for purposes of Section 162(m).  Wolverine Worldwide does not require all of its compensation programs to be fully deductible under Section 162(m) because Wolverine Worldwide believes it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals.  Wolverine Worldwide may pay compensation that does not qualify as performance-based compensation.

Post-Employment Compensation

Each NEO is party to an Executive Severance Agreement that provides for certain payments and benefits upon termination of employment after a change in control of Wolverine Worldwide.  The Board believes Executive Severance Agreements will promote management stability during the transition period accompanying a change in control.  Each NEO is eligible to receive compensation if his or her employment is terminated within two years (Messrs. Grimes, Jeppesen and Zwiers and Ms. Linton) or three years (Mr. Krueger) following a change in control of Wolverine Worldwide.  The Compensation Committee believes this “double trigger” requirement of (1) change in control, and (2) termination of employment, is appropriate because a change in control does not, in many circumstances, materially harm an NEO unless his or her employment with the Company is terminated.  None of the Executive Severance Agreements requires an NEO to mitigate payments by seeking employment, but they do reduce compensation paid during the fourth and later months after termination by an amount equal to any other compensation earned by the NEO during that period.  An NEO does not receive payment under the Executive Severance Agreement if his or her employment terminates:

»                  due to death or retirement in accordance with Wolverine Worldwide’s policy or as otherwise agreed;

»                  for cause or disability; or

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»                  by resignation of the NEO for other than “good reason,” which includes the assignment of duties inconsistent with the NEO’s status as a senior executive officer or the duties performed by the NEO immediately before a change in control, a reduction in the NEO’s annual base salary or relocation of the NEO.

All NEOs also may be eligible under Wolverine Worldwide’s retirement plans or equity plans to receive certain payments and benefits upon termination of employment or in connection with a change in control.  The Compensation Committee believes that single-trigger accelerated vesting is appropriate in some circumstances, because by protecting a significant component of the NEO’s total compensation, the acceleration of equity vesting (1) mitigates potential conflicts of interest that might arise between the NEOs and the stockholders, and (2) serves as a substantial incentive for those NEOs to obtain the highest possible value for the stockholders if the Company becomes an acquisition target.  The Compensation Committee also retains the discretion to modify or eliminate the accelerated vesting.

Mr. Krueger also is party to a Separation Agreement under which he receives certain payments and benefits if the Company terminates his employment other than for “cause” or if he terminates his employment for “good reason.”  The Compensation Committee determined upon appointing Mr. Krueger as CEO that, given the Company’s strategic initiatives the Board had asked him to lead, it was appropriate for the Company to enter into a separation arrangement.  You will find information on benefits payable to Mr. Krueger and each other NEO and the specific elements comprising the payment under the Separation Agreement, Executive Severance Agreements, and other retirement and equity plans of Wolverine Worldwide, in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the information provided under the heading “Compensation Discussion and Analysis.”  Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Company include the Compensation Discussion and Analysis section in this proxy statement and incorporate it by reference into the Company’s Annual Report on Form 10-K.

Respectfully submitted,

Joseph R. Gromek (Chairperson)

Jeffrey M. Boromisa

Nicholas T. Long

Michael A. Volkema

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Summary Compensation Table

Name and Principal Position	Year	Salary[1]	Bonus[1,2]	Stock Awards[3]
Blake W. Krueger Chairman, CEO and President	2013	$1,090,869	$500,000	$3,550,125
	2012	$853,906		$2,638,485
	2011	$812,558		$1,675,335
Donald T. Grimes Senior Vice President, CFO, Treasurer and Chief Accounting Officer	2013	$555,038	$100,000	$816,866
	2012 2011	$427,827 $412,923	$50,000	$826,172 $524,643
Michael Jeppesen President, Global Operations Group[8]	2013	$408,654		$463,023
	2012	$359,135		$603,254

Pamela L. Linton Senior Vice President, Global Human Resources	2013	$328,885		$340,130
	2012	$318,885		$386,469
	2011	$309,269		$304,200
James D. Zwiers Senior Vice President and President, Performance Group	2013	$584,654	$75,000	$728,005
	2012 2011	$445,500 $420,192		$1,108,664 $531,335

[1]	Includes any amounts deferred under the Company’s qualified 401(k) plan.
[2]	For 2013, reflects bonuses paid in recognition of contributions to the successful efforts integrating the Performance + Lifestyle Group and strong individual and Company performance.
[3]

Includes restricted stock awards and performance share awards.  Restricted stock was valued using the Wolverine Worldwide common stock closing market price on the NYSE on the grant award date.  Performance shares awarded in 2013 were valued using the closing market price of Wolverine common stock on the NYSE on the date of the award and assuming performance between Target (100% payout) and Goal (150% payout) level, consistent with the assumptions used at the time of the award under ASC Topic 718.  Assuming payout at Stretch performance, the aggregate award date fair value of performance shares awarded in 2013 for each NEO (and, in parenthesis, the award date fair value of the sum of performance share awards assuming (Stretch) performance assumptions and award date fair value of restricted stock awards for 2013) would have been:  $3,178,782 ($4,757,437) for Mr. Krueger; $776,760 ($1,111,848) for Mr. Grimes; $426,550 ($625,025) for Mr. Jeppesen; $267,813 ($438,794) for Ms. Linton; and $681,990 ($987,006) for Mr. Zwiers.  Restrictions on the shares issued under the 2013 performance share award will lapse in 2016, if at all, based on the Company’s performance for 2013-2015.  For additional valuation assumptions, see the “Stock-Based Compensation” heading under Note 1 to Wolverine Worldwide’s Consolidated Financial Statements for the fiscal year ended December 28, 2013.

[4]

Represents the aggregate grant date fair value of stock options granted in the years shown, calculated in accordance with ASC Topic 718.  Stock options were valued using the Black-Scholes model.  For additional valuation assumptions, see the “Stock-Based Compensation” heading under Note 1 to Wolverine Worldwide’s Consolidated Financial Statements for the fiscal year ended December 28, 2013.

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Summary Compensation Table (continued)

		Change in Pension Value
		and Nonqualified
	Non-Equity Incentive	Deferred Compensation
Option Awards[4]	Plan Compensation[1,5]	Earnings[6]	All Other Compensation[7]	Total
$1,044,046	$1,821,983	$0	$30,264	$8,037,287
$615,287	$192,129	$3,366,911	$18,772	$7,685,490
$509,899	$1,238,247	$2,696,772	$34,032	$6,966,843
$222,144	$457,827	$33,418	$19,573	$2,204,886
$170,553	$52,944	$253,321	$12,810	$1,793,627
$146,726	$346,087	$108,411	$12,975	$1,551,765
$131,248	$309,985	$72,041	$7,650	$1,392,601
$120,898	$166,692	$57,147	$155,961	$1,463,087

$113,100	$217,001	$88,744	$7,650	$1,095,510
$104,707	$92,182	$258,275	$7,685	$1,168,203
$94,696	$225,216	$144,408	$7,635	$1,085,424
$201,760	$413,050	$0	$19,424	$2,021,893
$170,553	$81,351	$509,767	$16,866	$2,332,701
$146,726	$366,800	$230,137	$16,611	$1,711,801

[5]	Reflects amounts earned in 2013, 2012 and 2011, respectively, under the Annual Bonus Plan and Individual Performance Bonus Plan and paid in 2014, 2013 and 2012, respectively.
[6]

All amounts in this column reflect the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under the Wolverine Worldwide Employees’ Pension Plan (“Pension Plan”) and Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan (“SERP”).  The amounts in the table were determined using assumptions consistent with those used in Wolverine Worldwide’s Consolidated Financial Statements for each respective year.  See the “Pension Plan and 2013 Pension Benefits” section starting on page [•].

[7]

The amounts listed in this column for 2013 include Wolverine Worldwide’s matching contributions to the accounts of the NEOs under Wolverine Worldwide’s 401(k) Money Accumulation Plan, payments made by Wolverine Worldwide for the premiums on certain life insurance policies, and tax and estate planning services in the amounts listed in the table below.  The NEOs did not receive tax gross ups on these payments.

Name	401(k) Match	Life Insurance Premiums	Tax and Estate Planning
Krueger	$7,650	$7,684	$14,930
Grimes	$7,650	-	$11,923
Jeppesen	$7,650	-
Linton	$7,650	-
Zwiers	$7,650	$5,703	$6,071

[8]	Mr. Jeppesen started employment with the Company on January 3, 2012, and is not vested in the Pension Plan or the SERP.

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Grants of Plan-Based Awards in Fiscal Year 2013

The following table provides information concerning each grant of an award made to the NEOs in fiscal year 2013:

									All Other	All Other
									Stock	Option
						Estimated Possible Payouts			Awards:	Awards:	Exercise
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Under Equity Incentive Plan Awards[2]			Number of Shares of	Number of Securities	or Base Price of
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units[3] (#)	Underlying Options[4] (#)	Option Awards[5] ($/Share)	Grant Date Fair Value[6] ($)
Krueger	Annual Bonus		$545,435	$1,090,869	$2,181,738
	FY13-FY15 Performance Shares					36,997	73,994	147,988				$1,971,560
	Stock Options	2/6/13								200,778	$21.48	$1,044,046
	Restricted Stock	2/6/13							73,490			$1,578,565
Grimes	Annual Bonus		$166,512	$333,023	$666,046
	FY13-FY15 Performance Shares					9,040	18,081	36,162				$481,778
	Stock Options	2/6/13								42,720	$21.48	$222,144
	Restricted Stock	2/6/13							15,600			$335,088
Jeppesen	Annual Bonus		$102,164	$204,327	$408,654
	FY13-FY15 Performance Shares					4,964	9,929	19,858				$264,548
	Stock Options	2/6/13								25,240	$21.48	$131,248
	Restricted Stock	2/6/13							9,240			$198,475
Linton	Annual Bonus		$73,999	$147,998	$295,996
	FY13-FY15 Performance Shares					3,117	6,234	12,468				$169,149
	Stock Options	2/6/13								21,750	$21.48	$113,100
	Restricted Stock	2/6/13							7,960			$170,981
Zwiers	Annual Bonus		$160,780	$321,560	$643,120
	FY13-FY15 Performance Shares					7,937	15,875	31,750				$422,989
	Stock Options	2/6/13								38,800	$21.48	$201,760
	Restricted Stock	2/6/13							14,200			$305,016

1	Estimated payout levels relating to each NEO’s participation in the Annual Bonus Plan and Individual Performance Bonus Plan. For a description of these Plans and the payouts under them, see pages [•].
2

Estimated payout levels of performance shares granted under the Stock Incentive Plan of 2010 relating to each NEO’s participation in the 3-Year Bonus Plan for the 2013-2015 performance period. Following the end of the 2013-2015 performance period, restrictions may lapse on some, all or none of the performance

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shares depending upon the Company’s achievement of the relevant performance criteria.  The Company accrues, but does not pay, dividends on the performance shares during the performance period.  At the end of the performance period, the Company will pay to the NEO the accrued dividends (if any) on the performance shares for which the restrictions lapse.  For a description of this Plan and the payout under it, see pages [•].

3

The Company awarded restricted stock awards under the Stock Incentive Plan of 2010 for all NEOs. The restrictions on 25% of the shares received under the awards reflected in this column lapse on the third anniversary of the date of the award, with the restrictions on an additional 25% of the shares lapsing on the fourth anniversary and the restrictions with respect to the remaining 50% of the shares lapsing on the fifth anniversary. All restrictions on shares of restricted stock lapse upon an NEO’s death, disability or voluntary termination after attaining age 62 or age 50 with seven years of service, subject to certain conditions. In the event of a change in control, as described under the “Benefits Upon a Change in Control Only” heading on page [•], restrictions lapse on all shares. Holders of restricted stock are entitled to receive dividends and to vote the restricted shares.

4

The Company granted stock options under the Stock Incentive Plan of 2010 to all NEOs. Stock options granted to NEOs vest ratably over three years beginning on the first anniversary of the grant date and have a term of ten years. All stock options vest upon an NEO’s death, disability or voluntary termination after attaining age 62 or age 50 with seven years of service, subject to certain conditions. In the event of a change in control, as described under the “Benefits Upon a Change in Control Only” heading on page [•], all stock options vest.

5	The exercise price is equal to the closing market price of shares of Wolverine Worldwide common stock on the date of the grant.
6

Represents the grant date fair value for stock options, and award date fair value for performance share and restricted stock awards made in fiscal year 2013, determined as described in footnotes 3 and 4 to the “Summary Compensation Table.”

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Outstanding Equity Awards at 2013 Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that have not vested for each NEO outstanding as of December 28, 2013:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable[1] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2] (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other rights That Have Not Vested[3] ($)
Krueger
	Various					277,990	$9,284,866
	Various							301,160	$10,058,744
	2/6/08	7,984	-	$12.53	2/5/18
	2/10/10	44,266	-	$12.50	2/10/20
	2/9/11	65,333	32,667	$18.25	2/8/21
	2/8/12	38,000	76,000	$19.92	2/7/22
	2/6/13	-	200,778	$21.48	2/5/23
Grimes
	Various					76,500	$2,555,100
	Various							87,534	$2,923,636
	5/27/08	32,000	-	$14.14	5/26/18
	2/10/09	60,000	-	$8.56	2/9/19
	2/10/10	40,600	-	$12.50	2/10/20
	2/9/11	18,800	9,400	$18.25	2/8/21
	2/8/12	10,534	21,066	$19.92	2/7/22
	2/6/13	-	42,720	$21.48	2/5/23
Jeppesen
	Various					18,240	$609,216
	Various							52,186	$1,743,012
	2/8/12	7,467	14,933	$19.92	2/7/22
	2/6/13	-	25,240	$21.48	2/5/23
Linton
	Various					42,710	$1,426,514
	Various							39,302	$1,312,687

2/6/08	32,000	-	$12.53	2/5/18
2/10/09	38,000	-	$8.56	2/9/19
2/10/10	27,000	-	$12.50	2/10/20
2/9/11	12,133	6,067	$18.25	2/8/21
2/8/12	6,467	12,933	$19.92	2/7/22
2/6/13	-	21,750	$21.48	2/5/23

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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable[1] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2] (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other rights That Have Not Vested[3] ($)
Zwiers
	Various					86,100	$2,875,740
	Various							84,854	$2,834,124
	2/9/05	17,200	-	$11.52	2/9/15
	2/7/07	8,100	-	$15.13	2/6/17
	2/6/08	32,000	-	$12.53	2/5/18
	2/10/09	38,000	-	$8.56	2/9/19
	4/22/09	4,000	-	$10.90	4/21/19
	2/10/10	40,600	-	$12.50	2/10/20
	2/9/11	18,800	9,400	$18.25	2/8/21
	2/8/12	10,534	21,066	$19.92	2/7/22
	2/6/13	-	38,800	$21.48	2/5/23

1

All options become exercisable on the vesting date. The normal vesting period for options is one-third of the shares on each of the first three anniversaries of the date of the grant. Stock option vesting may accelerate upon certain events, including death, disability or voluntary termination after attaining age 62 or age 50 with seven years of service, subject to certain conditions, as further described in the “Grants of Plan Based Awards” section.

2	The following table sets forth the vesting dates for the unvested restricted stock awards of each NEO as of December 28, 2013:

Named Executive Officer	Vesting Date	Number of Shares to Vest
Krueger
	1/1/14	36,000
	2/9/14	10,400
	2/10/14	53,500
	2/8/15	11,600
	2/9/15	10,400
	2/10/15	27,000
	2/6/16	18,372
	2/8/16	11,600
	2/9/16	20,800
	2/6/17	18,373
	2/8/17	23,200
	2/6/18	36,745
Grimes
	1/1/14	12,000
	2/9/14	2,950
	2/10/14	16,100
	2/8/15	3,200
	2/9/15	2,950
	2/10/15	8,200
	2/6/16	3,900
	2/8/16	3,200

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	2/9/16	5,900
	2/6/17	3,900
	2/8/17	6,400
	2/6/18	7,800
Jeppesen
	2/8/15	2,250
	2/6/16	2,310
	2/8/16	2,250
	2/6/17	2,310
	2/8/17	4,500
	2/6/18	4,620
Linton
	1/1/14	3,000
	2/9/14	1,950
	2/10/14	10,650
	2/8/15	2,000
	2/9/15	1,950
	2/10/15	5,300
	2/6/16	1,990
	2/8/16	2,000
	2/9/16	3,900
	2/6/17	1,990
	2/8/17	4,000
	2/6/18	3,980
Zwiers
	1/1/14	6,000
	2/9/14	2,950
	2/10/14	12,100
	4/22/14	1,000
	2/8/15	8,200
	2/9/15	2,950
	2/10/15	8,200
	2/6/16	3,550
	2/8/16	8,200
	2/9/16	5,900
	2/6/17	3,550
	2/8/17	16,400
	2/6/18	7,100

[3]	The dollar values are calculated using a per share stock price of $33.40, the closing price of Wolverine Worldwide common stock as of the end of fiscal year 2013.
[4]

Following the end of the applicable three-year performance period, restrictions may lapse on some, all or none of the performance shares depending upon the Company’s achievement of the relevant performance criteria.

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Option Exercises and Stock Vested in Fiscal Year 2013

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting* ($)
Krueger	-	-	-	-
Grimes	-	-	5,500	$143,495
Jeppesen	-	-	-	-
Linton	-	-	-	-
Zwiers	17,474	$318,324	500	$11,525

* The Company calculates the dollar values using the closing price of Wolverine Worldwide common stock on the date of vesting.

Pension Plans and 2013 Pension Benefits

Wolverine Worldwide maintains the following defined benefit retirement plans covering NEOs:  (1) the Wolverine Worldwide Employees’ Pension Plan (“Pension Plan”), which is a funded and tax-qualified defined benefit plan under the Internal Revenue Code that covers eligible employees, and (2) the Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan (“SERP”), which is an unfunded non-qualified plan that covers individuals recommended by the CEO and approved by the Compensation Committee for participation in the SERP.  The following describes the material features of the Pension Plan and SERP.

QUALIFIED PENSION PLAN

NEOs vest in the Pension Plan after five years of qualifying service.  Subject to the limitations imposed by the Internal Revenue Code, the Pension Plan generally pays an NEO a monthly benefit in an amount equal to a percentage of the NEO’s final average monthly earnings multiplied by his or her number of years of service.  The Pension Plan caps years of service at 25 (30 for non-SERP participants).  The percentages are 2.4% for Mr. Krueger and 2.0% for Messrs. Grimes, Jeppesen and Zwiers and Ms. Linton.  “Earnings” as used in this formula generally includes base salary and annual bonus, less Social Security allowance, and for 2013 was capped at $255,000, the IRS limit applicable to tax-qualified plans.

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Upon retirement, an NEO participant may elect to receive the benefit in the form of a life annuity, 5- or 10-year certain annuities, or joint and 50%, joint and 75%, or joint and 100% survivor annuities.  The payments are actuarially adjusted based on the election.  Any election, other than an election to receive life annuity benefits, reduces the monthly benefit payable.  The “normal” retirement age under the plan is age 65.  Mr. Krueger is currently the only NEO eligible to begin drawing early retirement benefits under the Pension Plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

All NEOs participate in the SERP, which provides retirement benefits above amounts available under the Company’s tax-qualified pension programs.  An NEO’s SERP benefit generally equals the difference between the NEO’s retirement benefit under Pension Plan and the benefits the NEO would have received if there were no cap on earnings when calculating the Pension Plan benefit.  The SERP caps years of service at 25.  The SERP also allows a retired NEO who has five years of service to draw earlier (beginning at age 55) and on different terms than under the Pension Plan.  An NEO’s earnings percentage multiplier is the same under the SERP as it is under the Pension Plan.  The Compensation Committee may grant additional deemed years of service to an NEO, subject to the cap of 25 years.  The full benefit of any additional years of deemed service is paid under the SERP.  Mr. Krueger reached the 25-year cap in 2012.

If a retired NEO draws the SERP benefit prior to age 65, the reduction factor is 0.333% for each month prior to age 60, and 0.1666% for each month between age 60 and age 65.  As of the end of fiscal year 2013, Mr. Krueger and Ms. Linton were the only NEOs eligible to retire and begin drawing early retirement benefits under the SERP.

SERP benefits are paid monthly, and the SERP has a lump sum payment option in the event of death or termination of employment after a change in control.  The SERP also includes a disability benefit and a death benefit payable to the NEO’s designated beneficiary if the NEO dies before retiring.  The SERP provides for lump sum payments to participating NEOs if the NEO resigns for good reason or is terminated by Wolverine other than for cause or due to death or disability within two years (Messrs. Grimes, Jeppesen and Zwiers and Ms. Linton) or three years (Mr. Krueger) after a change in control.

The SERP also contains non-competition, confidentiality and employee non-solicitation provisions in favor of Wolverine Worldwide.  Under the SERP non-competition provisions, an NEO is not entitled to any benefit payment if the participant enters into certain relationships with a competing business prior to the date on which such benefit payment is due.  If the NEO’s employment is terminated for serious misconduct or if Wolverine Worldwide cannot collect under an insurance policy purchased to fund SERP benefits for certain reasons, the Company may terminate an NEO’s benefits under the SERP.  Wolverine Worldwide may terminate the SERP or stop further accrual of SERP benefits for a participating NEO at any time, but termination will not affect previously accrued benefits.

PENSION BENEFITS IN FISCAL YEAR 2013

The following table provides for each NEO certain information concerning each plan that provides for payments or other benefits at, following, or in connection with retirement:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit[1] ($)	Payments During Last Fiscal Year ($)
Krueger	Pension Plan	18	$1,024,345	-
	SERP[2]	25	$9,324,217	-
Grimes	Pension Plan	6	$179,209	-
	SERP	6	$332,797	-
Jeppesen	Pension Plan[3]	2	$70,505	-

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Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit[1] ($)	Payments During Last Fiscal Year ($)
	SERP[3]	2	$58,683	-
Linton	Pension Plan	6	$358,054	-
	SERP	6	$355,249	-
Zwiers	Pension Plan	16	$359,628	-
	SERP	16	$651,611	-

[1]  These values are as of December 28, 2013, and are calculated assuming the participants will commence their benefits at age 65 (in the form of the annuity elected by the NEO) and use the 2013  PPA static mortality tables and a 5.26% interest rate (compared to 4.30% used the prior year).

[2]  The present value of Mr. Krueger’s accumulated benefit under the SERP has increased by $2,897,598 as a result of three additional service years that were granted to him under the SERP in 1996 in recognition of his service as a member of Wolverine Worldwide’s executive team for three years before becoming a participant in the SERP, and additional deemed years of service granted as part of Mr. Krueger’s CEO compensation.  The present value of Mr. Krueger’s SERP benefit would be $6,426,619 if 18 service years were used to calculate his benefit.  Mr. Krueger reached 25 years of service in 2012, the maximum years of service permitted under the SERP, and will not accrue any further years of service under the SERP.

3   Mr. Jeppesen is not vested in the pension plan or the SERP.  The amounts in the table were calculated using the assumption that he was fully vested.

Potential Payments Upon Termination or Change in Control

Wolverine Worldwide has entered into an Executive Severance Agreement with each of the NEOs that provides certain rights including the right to receive payments in the event of a termination of employment in connection with a change in control.  The Company also has entered into an agreement with Mr. Krueger regarding certain termination benefits in the event of termination of his employment under certain circumstances.

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BENEFITS TRIGGERED BY TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION

An NEO is not entitled to receive any additional forms of severance payments or benefits upon termination for cause or upon the NEO’s voluntary decision to terminate employment with Wolverine Worldwide prior to being eligible for retirement.

BENEFITS TRIGGERED BY TERMINATION OTHER THAN FOR CAUSE OR BY THE NEO FOR GOOD REASON

Mr. Krueger entered into a Separation Agreement on March 13, 2008, which states that upon termination of his employment other than termination by Wolverine Worldwide for Cause or termination by Mr. Krueger without Good Reason, as such terms are defined in the Separation Agreement, Wolverine Worldwide will pay Mr. Krueger the following payments in exchange for a general release in favor of Wolverine Worldwide: (1) continued base salary for 18 months (reduced by payments he receives if he is employed by a Competing Business, as defined in the Separation Agreement); (2) a lump sum pro rata portion of the annual incentive bonus and the long-term bonus for all uncompleted performance periods based on actual corporate performance for the applicable performance periods; (3) a lump sum pro rata portion of the annual individual performance bonus relating to personal performance objectives; and (4) retiree medical benefits for Mr. Krueger, his spouse and dependents for a period starting on the day after the termination date and ending on the last day of the 18th month following the month in which the termination date falls.

“Cause” generally is defined in Mr. Krueger’s Separation Agreement to mean: (1) any act or omission knowingly undertaken or omitted with the intent of causing material damage to Wolverine Worldwide; (2) any intentional act involving fraud, misappropriation or embezzlement, that causes material damage to Wolverine Worldwide; (3) repeated willful failure to substantially perform any of his significant duties as reasonably directed by the Board of Directors of Wolverine Worldwide; (4) a conviction (including any plea of guilty or nolo contendere) of any criminal act that (a) results in the executive serving prison time and not being able to perform the normal duties of his position for more than thirty (30) days; or (b) causes material damage to Wolverine Worldwide; or (5) chronic or habitual use or consumption of drugs or alcohol that causes material damage to Wolverine Worldwide.

“Good Reason” generally is defined in Mr. Krueger’s Separation Agreement to mean: (1) a material reduction in base compensation, including a reduction in base salary or opportunities under Wolverine Worldwide’s bonus plans or equity plans (other than those implemented for the executive team as a whole); (2) a material reduction in authority, duties, or responsibilities; (3) a requirement to report to a Company officer or employee instead of reporting directly to the Board of Directors; or (4) certain relocations, other than those related to a change in the location of Wolverine Worldwide’s headquarters affecting a majority of the executive team.

BENEFITS TRIGGERED UPON A CHANGE IN CONTROL

Benefits Upon Termination Following a Change in Control.  Under the Executive Severance Agreements entered into with the NEOs, payments and benefits are triggered when Wolverine terminates employment without “cause” or when an executive terminates employment for “good reason” within two years (Messrs. Grimes, Jeppesen and Zwiers and Ms. Linton) or three years (Mr. Krueger) following a change in control of Wolverine Worldwide.

Wolverine Worldwide pays the lump sum severance payment under the Executive Severance Agreement, and the payment is composed of the following: (1) unpaid base salary, benefit awards (including both cash and stock) and bonus payments that have been earned; (2) in lieu of a bonus payment under the Annual Bonus Plan, an amount equal to the number of days the NEO was employed by Wolverine Worldwide in the year of termination divided by the number of days in the year multiplied by 100% of the greater of either (a) the bonus awarded to the NEO under an Annual Bonus Plan for the preceding year or (b) the average paid to the NEO over the preceding two-year period under an Annual Bonus Plan; (3) in lieu of payments under the various three-year performance periods, an amount equal to the bonus

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the NEO would have received based on actual and assumed performance measures, multiplied by the number of days the NEO participated in the performance period prior to the termination, divided by the total number of days in the performance period (in determining the earnings per share or other performance measures that can be determined annually for any year subsequent to the year of termination, performance will equal the level required to attain the maximum goal under the three year plan for that year); (4) either two (Messrs. Grimes, Jeppesen and Zwiers and Ms. Linton) or three (Mr. Krueger) times the sum of (a) the NEO’s highest annual rate of base salary during the 12-month period prior to termination; and (b) the greater of the average amount earned by the NEO during the previous two years or the previous year under the Annual Bonus Plan; (5) 100% of the positive spread for any options held by the NEO whether or not vested; (6) an excise tax gross-up adjustment (Mr. Jeppesen’s agreement was entered into after 2008 and does not include an excise tax gross-up adjustment); and (7) the present value of an additional three years of deemed service under the retirement plans.  Upon a termination of employment in connection with a change of control, Wolverine Worldwide will maintain for up to six months the employee benefit plans, programs or arrangements that the NEO was entitled to participate in immediately prior to the termination date.  Wolverine Worldwide will provide outplacement services through the last day of the second calendar year following the calendar year of termination.

“Change in control” under the Executive Severance Agreements generally means certain changes in composition of the Board of Directors, certain acquisitions of 20% or more of Wolverine Worldwide’s common stock or combined outstanding voting power of Wolverine Worldwide, and other specified reorganizations, mergers, consolidations, liquidations, dissolutions or distributions of substantial assets (unless such transactions result in the creation of an entity in which at least 50% of the common stock and combined voting power is owned by the owners of record prior to the transaction, no single stockholder owns more than 20% of the combined voting power and a majority of the board remains unchanged).

“Cause” is defined under the Executive Severance Agreements to generally mean the willful and continued failure to substantially perform duties or willfully engaging in gross misconduct that is injurious to Wolverine Worldwide.

“Good Reason” is defined under the Executive Severance Agreements generally to mean: (1) any materially adverse change in position, duties, responsibilities or title or any removal, involuntary termination or failure to re-elect an officer; (2) a reduction in annual base salary; (3) any relocation or requirement to substantially increase business travel; (4) the failure to continue providing any executive incentive plans or bonus plans; (5) the failure to continue any employee benefit plan or compensation plan unless a comparable plan is available; (6) the failure to pay any salary, bonus, deferred compensation or other compensation; (7) the failure to obtain an assumption agreement from any successor; (8) any purported termination of the employment which is not effected in a manner prescribed by the Executive Severance Agreement; or (9) any other material breach by Wolverine Worldwide or a successor of its obligations under the Executive Severance Agreement.

Excise Tax Gross-Up.  The Compensation Committee previously determined that Wolverine Worldwide would not provide excise tax gross-up payments in employment agreements entered into after 2008.

Benefits Upon a Change in Control Only.  Under the stockholder-approved equity plans, upon a change in control of Wolverine Worldwide, all of each NEO’s outstanding stock options become immediately exercisable in full and will remain exercisable during their remaining term, regardless of whether the NEO remains in the employ or service of Wolverine Worldwide.  The Compensation Committee may determine that one or all of the NEOs shall receive cash in an amount equal to the positive spread amount.  In addition, all other outstanding incentive awards of the NEOs, including shares of restricted stock, become immediately and fully vested and non-forfeitable upon a change in control of Wolverine Worldwide.  Change in control for this purpose generally means certain changes in the composition of the Board of Directors, certain acquisitions of 20% of Wolverine Worldwide’s common stock and other specified reorganizations, mergers, consolidations, liquidations, dissolutions or dispositions of substantial assets.

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BENEFITS TRIGGERED BY RETIREMENT, DEATH OR PERMANENT DISABILITY

Pension Plan.  In the event of death before retirement, the Pension Plan provides the surviving spouse of a vested NEO participant a death benefit equal to the qualified pre-retirement survivor annuity as defined in the Internal Revenue Code (generally 50% of the participant’s accrued normal retirement benefit). This benefit is paid annually to the surviving spouse beginning when the NEO participant would have turned 60 and continues for the life of the surviving spouse.  For NEO participants with at least three years of service as of December 31, 2003, and who have at least 10 years of service and are employed by Wolverine Worldwide at the time of death, the amount of the survivor benefit under the Pension Plan is calculated as though the NEO participant had continued as an employee of Wolverine Worldwide until age 65 at the compensation level as of the date of death and the benefit begins upon the date of death, unreduced for early commencement.  The survivor benefit for NEO participants who meet all the criteria set forth in the preceding sentence, but who die when they are not employed by Wolverine Worldwide are entitled to a joint and survivor benefit commencing upon the date of death, unreduced for early commencement.

SERP.   If an NEO dies before beginning to receive benefits under the SERP, Wolverine Worldwide must (based on the current elections by all of the NEOs) pay the beneficiary a lump sum death benefit equal to the present value of the benefit computed as if the NEO participant had retired on the date of death, had begun receiving benefits at age 55 and had continued to receive benefits for the remainder of the participant’s life expectancy.  If the participant dies after beginning to receive benefit payments, benefits cease unless the NEO participant was receiving benefits in the form of one of the joint and survivor annuity optional elections under the plan or had elected benefits in a form that provides for a continuation of benefits.

If an NEO becomes totally and permanently disabled, the SERP provides a disability benefit equal to 60% of the normal retirement accrued benefit based upon years of service up to the date that the NEO participant became disabled through the date the NEO participant reaches age 65 (at which point, the NEO participant would begin drawing full SERP benefits) or is no longer disabled.

Annual Bonus Plan.  Upon termination of employment at least six months after the beginning of a fiscal year due to death, disability or early or normal retirement, an NEO is entitled to receive a pro rata portion of any Annual Bonus award earned under the Annual Bonus Plan based on the NEO’s service during such fiscal year.  The Annual Bonus is payable at the same time and in the same manner as awards are paid to other NEOs for the fiscal year.

Stock Incentive Plans.  Upon death, disability or early or normal retirement of the NEO, the restrictions applicable to his or her shares of restricted stock (excluding performance shares) terminate automatically and stock options vest in full if held for more than one year or, if employed for less than one year after the grant, on a percentage basis based on months employed after the grant divided by 12.  An NEO is eligible for early retirement under the stock incentive plans upon voluntarily terminating employment after attaining age 62 or age 50 with seven years of service, subject to certain conditions.  Upon death, disability or early or normal retirement of the NEO, the restrictions on performance shares lapse on a prorated basis, based on months employed in the performance period and actual Company performance during the performance period. Any prorated award is payable at the time awards are paid to other NEOs.

DESCRIPTION OF RESTRICTIVE COVENANTS THAT APPLY DURING AND AFTER TERMINATION OF EMPLOYMENT

The SERP contains non-competition, confidentiality and employee non-solicitation provisions in favor of Wolverine Worldwide.  Under the non-competition provisions of the SERP, the NEO participant will not be entitled to any benefit payment if, prior to the date on which such benefit payment is due, the NEO participant enters into certain relationships with a competing business.

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ESTIMATED PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the potential payments and benefits payable to each of Wolverine Worldwide’s NEOs upon a change in control or termination of employment in connection with each of the triggering events set forth in the table, assuming in each situation that the termination of employment or change in control of Wolverine Worldwide took place on December 28, 2013.  The amounts set out below are in addition to benefits that are generally available to the Company’s employees such as distributions under the Company’s 401(k) savings plan, disability or life insurance benefits and accrued vacation.  Due to the many factors that affect the nature and amount of any benefits provided upon the termination events discussed below, any actual amounts paid or distributed to NEOs may be different.  Factors that may affect these amounts include timing during the year of the occurrence of the event, Wolverine Worldwide’s stock price and the NEO’s age.

The value of the accelerated vesting of unvested equity-based compensation awards was computed using the closing market price ($33.40) of Wolverine Worldwide’s common stock on December 27, 2013, the last business day in the fiscal year.  The value for unvested restricted stock is computed by multiplying $33.40 by the number of shares of the NEO’s restricted stock that would vest as a result of an event.  The value of stock options that would vest as a result of an event equals the difference between the exercise price of each option and $33.40.  No value was attributed to accelerated vesting of a stock option if its exercise price was greater than $33.40.

Each of the hypothetical events described in the following table (the highlighted blue headings in the left-hand column) is calculated and reported as a discreet event.  For example, the amounts disclosed under the “Change in Control Only” heading are not cumulative with the amounts disclosed under the “Change in Control Termination” heading.

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Termination Event and Payments/Benefits	Krueger	Grimes	Jeppesen[13]	Linton	Zwiers
Termination by Company for Cause or Voluntary Termination	-	-	-	-	-

Termination by Company Other Than for Cause or by Executive for Good Reason	$7,129,864[1]	-	-	-	-

Change in Control Termination[2]
Executive Severance Agreement[3]	$19,822,625	$6,835,865	$3,231,968	$3,870,742	$7,912,544
Benefits under Executive Severance Agreement[4]	$51,520	$46,923	$51,370	$47,217	$49,797
Stock Incentive Plans[5]	$13,197,525	$3,490,702	$1,111,374	$1,952,026	$3,764,616
Lump sum payment under the SERP[6]	$17,724,505	$900,566	$346,746	$491,617	$1,715,817

Death
SERP[7]	$13,271,876	$747,694	$202,068	$779,189	$1,119,073
Pension Plan[8]	$909,088	$102,061	-	-	$971,910
Stock Incentive Plans[5]	$12,389,552	$3,318,992	$1,009,794	$1,864,505	$3,608,486
Earned Incentive Compensation[9]	$6,822,150	$1,969,665	$1,182,532	$817,321	$1,892,848

Disability
SERP[10]	$12,170,153	$640,901	$211,106	$366,064	$1,667,271
Stock Incentive Plans[5]	$12,389,552	$3,318,992	$1,009,794	$1,864,505	$3,608,486
Earned Incentive Compensation[9]	$6,822,150	$1,969,665	$1,182,532	$817,321	$1,892,848

Retirement
SERP[11]	See fn 11	See fn 11	See fn 11	See fn 11	See fn 11
Pension Plan[11]	See fn 11	See fn 11	See fn 11	See fn 11	See fn 11
Stock Incentive Plans[5,12]	$12,389,552	-	-	$1,864,505	-
Earned Incentive Compensation[9,12]	$6,822,150	-	-	$817,321	-

Change in Control Only
Stock Incentive Plans[5]	$13,197,525	$3,490,702	$1,111,374	$1,952,026	$3,764,616

1

The estimate for Mr. Krueger assumes Target performance for the 2012-2014 and 2013-2015 performance periods. Actual payout or vesting, if any, would be determined and made at the end of the period. The amount reflected in the table also includes an estimated cost of $14,212 for retiree medical benefits for 18 months and the estimated cost of $25,000 for out-placement services.

2

Payments would be triggered after termination of employment under certain circumstances within two years (Messrs. Grimes, Jeppesen and Zwiers and Ms. Linton) or three years (Mr. Krueger) following a change in control. The timing of the payment would be delayed to the extent earlier payment would trigger Section 409A of the Tax Code.

3

Includes amounts payable in cash under the terms of the Executive Severance Agreement, excluding the value of the cash payout to each NEO of the option spread for already vested options. See the “Outstanding Equity Awards at Fiscal Year-End” table above for more information regarding each NEO’s vested options as of December 28, 2013. The value of unvested options and time-vested restricted shares that vest upon a change in control under the terms of the Company’s stock incentive plans are included in the Stock Incentive Plans row.

4

These estimates assume that Wolverine Worldwide maintains the benefit plans for a period of one year after termination and the out-placement services for a period beginning with the date of termination and ending on the last day of the second calendar year following the calendar year in which the date of termination occurred.

5	Reflects the value of unvested stock options and shares of restricted stock that would vest because of the event.
6

Amounts in this row reflect the entire lump sum benefit payable to each NEO, including any accumulated benefit. For a description of the SERP, see “Supplemental Executive Retirement Plan” under the heading “Pension Plans and 2013 Pension Benefits.” The timing of the payment would be delayed to the extent earlier payment would trigger Section 409A of the Tax Code.

7	Amounts in this row reflect the entire lump sum death benefit payable to a participating NEO’s beneficiary, including any accumulated benefit.
8

Amounts reflect the net present value of the annuity paid to the surviving spouse calculated using the same discount rate and mortality assumptions used in the Pension Benefits table. In accordance with the terms of the Pension Plan, the death benefit for Messrs. Krueger and Zwiers was calculated as though the NEO had continued as an employee of Wolverine Worldwide until age 65 at the compensation level as of the date of death. Mr. Jeppesen was not vested in the Pension Plan as of December 31, 2013, so no death benefit would be payable to any surviving spouse.

9

Under the Annual Bonus Plan and the terms of performance share awards, each NEO may be eligible to receive a pro rata portion of any award if employment is terminated as a result of the event. The amount reported represents actual payout under the Annual Bonus Plan

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for fiscal year 2013, actual payout under the 2011-2013 performance cycle, and for the 2012-2014 and 2013-2015 performance cycles, an estimated value of performance shares that would vest at the end of the performance period. Performance shares would vest on a prorated basis based on actual Company performance. For purposes of this estimate, the calculation uses target performance.

10

Amounts in this row reflect the net present value of the annuity using the same discount rate and mortality assumptions used in the Pension Benefits table and assuming the NEO drew the disability benefit until age 65 and then the normal retirement benefit.

11

See the Pension Benefits table and associated footnotes. The Pension Benefits table describes the general terms of each pension plan in which the NEOs participate, the years of credited service and the present value of each NEO’s accumulated pension benefit assuming payment begins at age 65.

12	Mr. Krueger and Ms. Linton are the only NEOs who were retirement eligible at fiscal year end.
13

Mr. Jeppesen started employment with the Company on January 3, 2012, and his Executive Severance Agreement does not include an excise tax gross-up adjustment. Under the provisions of his Agreement, if payments to Mr. Jeppesen under the Agreement would trigger application of an excise tax, the Company shall reduce the payment to an amount that avoids application of the excise tax and minimizes the impact on the payments to Mr. Jeppesen.

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Audit Committee Report

The Audit Committee of the Board of Directors consists of four directors who are independent under the Company’s Director Independence Standards, the NYSE listed company standards, and applicable SEC standards.  The Audit Committee represents and assists the Board in fulfilling its oversight responsibility regarding the Company’s financial statements and the financial reporting process, the internal control over financial reporting, the performance of the internal audit function and the independent auditors, the qualifications and independence of the independent auditors, the annual independent audit of Wolverine Worldwide’s financial statements and internal control over financial reporting, and compliance with legal and regulatory requirements.  The Audit Committee is directly responsible in its capacity as a committee of the Board for appointing, retaining, compensating, overseeing, evaluating and terminating (if appropriate) Wolverine Worldwide’s independent auditors.  Wolverine Worldwide’s management has primary responsibility for the financial statements and the financial reporting process, including the application of accounting and financial principles, the preparation, presentation and integrity of the financial statements, and the systems of internal controls and other procedures designed to promote compliance with accounting standards and applicable laws and regulations.  Wolverine Worldwide’s independent auditors are responsible for expressing an opinion on the conformity of Wolverine Worldwide’s financial statements with generally accepted accounting principles and for auditing the effectiveness of Wolverine Worldwide’s internal control over financial reporting.

The Audit Committee has taken steps to provide assurances regarding Audit Committee composition and procedures, the independence of Wolverine Worldwide’s outside auditors and the integrity of Wolverine Worldwide’s financial statements and disclosures.  These steps include: (i) reviewing the Audit Committee Charter; (ii) reviewing the Accounting and Finance Code; (iii) maintaining an Accounting and Auditing Complaint Procedure to allow employees, stockholders and the public to report concerns regarding Wolverine Worldwide’s financial statements, internal controls and disclosures; and (iv) reviewing procedures for the Audit Committee to pre-approve all audit and non-audit services provided by Wolverine Worldwide’s independent auditors.

As part of its supervisory duties, the Audit Committee has reviewed Wolverine Worldwide’s audited financial statements for the fiscal year ended December 28, 2013, and has discussed those financial statements with Wolverine Worldwide’s management, internal financial staff, and the internal auditors and independent auditors with and without management present.  The Audit Committee has also reviewed and discussed the following with Wolverine Worldwide’s management, the financial staff, and the internal auditors and independent auditors with and without management present:

»	accounting and financial principles and significant assumptions, estimates and matters of judgment used in preparing the financial statements;

»	allowances and reserves for accounts receivable, inventories and taxes;

»	accounting for acquisitions, pension plans and equity-based compensation plans;

»	goodwill impairment analysis; and

»	other significant financial reporting issues and practices.

The Audit Committee has discussed with Wolverine Worldwide’s independent auditors the results of the independent auditors’ examinations and the judgments of the independent auditors concerning the quality, as well as the acceptability, of Wolverine Worldwide’s accounting principles and such other matters that it is required to discuss with the independent auditors under applicable rules, regulations or generally accepted auditing standards, including the matters required to be discussed by applicable rules of the Public Company Accounting Oversight Board (“PCAOB”).  In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence rules and has discussed their independence from Wolverine Worldwide and Wolverine Worldwide’s management with them, including a consideration of the compatibility of non-audit services with their independence, the scope of the audit

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and the scope of all fees paid to the independent auditors during the year.  After and in reliance upon the reviews and discussions described above, the Audit Committee recommended to Wolverine Worldwide’s Board of Directors that the audited financial statements for the fiscal year ended December 28, 2013, be included in Wolverine Worldwide’s Annual Report on Form 10-K for the year then ended to be filed with the SEC.

Respectfully submitted,

William K. Gerber (Chairperson)

Jeffrey M. Boromisa

Brenda J. Lauderback

Shirley D. Peterson

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Independent Registered Public Accounting Firm

Wolverine Worldwide’s Audit Committee has adopted a policy under which the Audit Committee must approve all audit and non-audit services provided by the Company’s independent registered public accounting firm, Ernst & Young LLP and which prohibits Ernst & Young LLP from providing any non-audit services that are prohibited by the SEC or the PCAOB.  The Company’s Audit Committee provides categorical pre-approval before the beginning of each fiscal year for routine and recurring services, with specific service descriptions and budgets.  All audit services, internal control-related services, and other services not within the specifically pre-approved service descriptions and budgets require engagement-specific pre-approval.  With certain exceptions (such as pre-approval of audit services), the Audit Committee may delegate engagement-specific pre-approval to one or more Committee members.  Management must communicate to the Audit Committee at its next regularly scheduled meeting any services approved by a Committee member.  Wolverine Worldwide’s Audit Committee pre-approved all fees paid to Ernst & Young LLP for services performed in 2013 and 2012.  The aggregate fees billed by Ernst & Young LLP for audit and non-audit services were:

	2013	2012
Audit Fees[1]	$1,618,331	$1,366,500
Audit Related Fees[2]	-	$552,200
Total Audit and Audit Related	$1,618,331	$1,918,700
Tax Fees
Tax Compliance	$691,100	$524,905
Tax Planning & Advisory	$115,000	$19,379
Tax Planning & Advisory Other[3]	-	$1,092,035
Total Tax Fees	$806,100	$1,636,319
All Other Fees[4]	-	$569,476
Total Fees	$2,424,431	$4,124,495

[1]      “Audit Fees” is comprised of fees for the annual audit, reviews of the financial statements included in Wolverine Worldwide’s Quarterly Reports on Form 10-Q, audit of internal control over financial reporting, foreign statutory audits and consultations concerning accounting matters associated with the annual audit.

[2]      “Audit Related Fees” is comprised of fees for audit services related to the acquisition of the Performance + Lifestyle Group.

[3]      “Tax Planning & Advisory Other” is comprised of fees in connection with the acquisition of the Performance + Lifestyle Group.

[4]      “All Other Fees” is comprised of due diligence fees in connection with the acquisition of the Performance + Lifestyle Group.

Wolverine Worldwide’s Audit Committee has adopted a policy restricting the Company’s hiring of current or former partners or employees of the independent registered public accounting firm retained by the Company.

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Item 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has reappointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year.  As a matter of good corporate governance, the Audit Committee has determined to submit its appointment of Ernst & Young LLP to the Company’s stockholders for ratification.  If this appointment is not ratified by the holders of a majority of shares present or represented at the annual meeting and entitled to vote on the matter, the Audit Committee will review its future selection of an independent registered public accounting firm.  Even if the appointment is ratified, the Audit Committee in its discretion may select different independent auditors any time during the year if it determines that such a change would be in the best interests of the Company and the Company’s stockholders.

The Audit Committee reviewed Ernst & Young LLP’s performance prior to appointing them as the Company’s independent registered public accounting firm, and considered:

»

the historical and recent performance of Ernst & Young LLP on the Company’s audit, including the quality of the engagement team and Ernst & Young LLP’s experience, client service, responsiveness and technical expertise;

»	the PCAOB report of selected Ernst & Young LLP audits;

»	Ernst & Young LLP’s financial strength and performance;

»	the appropriateness of fees charged; and

»	Ernst & Young LLP’s familiarity with the Company’s accounting policies and practices and internal control over financial reporting.

Ernst & Young LLP, a registered public accounting firm, was the Company’s independent registered public accounting firm for the fiscal year ended December 28, 2013.  Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Board Recommendation

The Board recommends that you vote “FOR” ratification of the Audit Committee’s selection of the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2014.

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Item 4 – Advisory Resolution To Approve Executive Compensation

The Company is asking its stockholders to indicate their support for Wolverine Worldwide’s NEO compensation, as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their view on compensation for the Company’s NEOs.  The say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board.  The Board and Compensation Committee value the opinions of Wolverine Worldwide’s stockholders and will review and consider the voting results when making future decisions regarding the Company’s executive compensation program.

As described above in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured the executive compensation program to achieve the following key objectives:

»                  attract and retain talented NEOs who will lead Wolverine Worldwide and achieve and inspire superior performance;

»                  provide incentives for achieving specific near-term individual, business unit and corporate goals and reward the attainment of those goals at pre-established levels;

»                  provide incentives for achieving longer-term financial goals and reward attaining those goals at pre-established levels; and

»                  align the interests of NEOs with those of the stockholders through incentives based on increasing stockholder value.

The executive compensation program achieves these objectives, in part, by:

»               balancing fixed compensation (base salaries) with performance-based compensation (annual bonuses and long-term incentives);

»                  rewarding annual performance while maintaining emphasis on longer-term objectives; and

»                  blending cash, non-cash, long- and short-term compensation components, and current and future compensation components.

The Company performed strongly in 2013.  The stock price increased to $33.40 at the end of fiscal year 2013 from $20.09 at the end of fiscal year 2012.  Over the past five years, the Company’s performance, based on cumulative total stockholder return, has outperformed the S&P SmallCap 600 Index and S&P 600 Footwear Index.

The Company urges stockholders to read the “Compensation Discussion and Analysis” beginning on page [•] of this proxy statement, which describes in more detail how the Company’s executive compensation policies and procedures operate and are designed to achieve the Company’s compensation objectives.  The Company also encourages stockholders to read the Summary Compensation Table and other related compensation tables and narrative, appearing on pages [•] through [•], which provide detailed information on the compensation of the Company’s NEOs.  The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” section are effective in achieving the Company’s goals and that the compensation of the Company’s NEOs reported in this proxy statement has supported and contributed to the Company’s recent and long-term success.

In accordance with the rules under Section 14A of the Exchange Act, and as a matter of good corporate governance, the Company asks stockholders to approve the following advisory resolution at the 2014 Annual Meeting of Stockholders:

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RESOLVED, that the stockholders of Wolverine World Wide, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis section, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2014 Annual Meeting of Stockholders.

Board Recommendation

The Board recommends that you vote “FOR” approval of the advisory resolution to approve executive compensation.

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Related Party Matters

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Wolverine Worldwide has entered into agreements with Grimoldi S.A., an Argentinean corporation of which Mr. Alberto L. Grimoldi, a director of Wolverine Worldwide, is chairman and a 35% shareholder.  The agreements grant Grimoldi, S.A. the exclusive rights to distribute and sell footwear products in Argentina under the Hush Puppies®, Caterpillar®, and Patagonia® brand names, and footwear and apparel under the Merrell® brand name.  Grimoldi S.A. or its subsidiary purchases products, samples, footwear components, advertising materials and miscellaneous items from Wolverine Worldwide or pays Wolverine Worldwide royalties and certain sublicense fees based on sales or purchases of products in Argentina.  Grimoldi S.A. was obligated to pay Wolverine Worldwide purchase prices, royalties, sublicense fees, service fees and interest relating to purchases made or royalties and fees incurred in fiscal year 2013 totaling $5,660,001.  All of the transactions described above occurred pursuant to continuing contractual arrangements between Wolverine Worldwide and Grimoldi S.A.  Wolverine Worldwide expects similar transactions to occur between Grimoldi S.A. and Wolverine Worldwide and its subsidiaries during fiscal year 2014.  The Governance Committee reviewed and approved or ratified each of these transactions in accordance with Wolverine Worldwide’s related person transactions policy, as described below.

RELATED PERSON TRANSACTIONS POLICY

Wolverine Worldwide’s Board adopted written policies and procedures regarding related person transactions.  They require the Governance Committee to review and either approve or disapprove the Company entering into any Interested Transactions (defined below).  If advance approval is not feasible, then the Governance Committee must review and ratify the Interested Transaction at its next meeting.

Interested Transaction	Any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

	(1)	the aggregate amount involved is or is expected to exceed $50,000 since the beginning of Wolverine Worldwide’s last completed fiscal year;
	(2)	Wolverine Worldwide is a participant; and
(3)

any Related Person (defined below) has or will have a direct or indirect interest (other than solely as a result of being a director or less than ten percent beneficial owner of another entity or a limited partner in a partnership in which a Related Person, together with all other Related Persons, has an interest of less than ten percent).

Related Person	Any:

(a)

person who is or was at any point during the last fiscal year for which Wolverine Worldwide filed an Annual Report on Form 10-K and proxy statement, an executive officer, director or nominee for election as a director;

	(b)	greater than five percent beneficial owner of Wolverine Worldwide’s common stock; or
	(c)	immediate family member* of any of the foregoing.

*        Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

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The Governance Committee considers whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the Related Person’s interest in the transaction, and other factors that it deems relevant.  No director participates in any discussion or approval of an Interested Transaction for which he or she is a Related Person, except to provide all material information to the Governance Committee.

The following Interested Transactions are pre-approved under the policies and procedures:

(a)                                 any transaction with another company where a Related Person’s only relationship is as an employee (other than an executive officer), if the aggregate amount involved does not exceed the lesser of $250,000, or ten percent of that company’s total revenues.

(b)                                 any charitable contribution by Wolverine Worldwide to a charitable organization where a Related Person is an employee, if the aggregate amount involved does not exceed the greater of $50,000, or two percent of the charitable organization’s total annual receipts.

Additional Information

STOCKHOLDERS LIST

A list of stockholders entitled to vote at the meeting will be available for review by Wolverine Worldwide stockholders at the office of Secretary, Wolverine World Wide, Inc., 9341 Courtland Drive, N.E., Rockford, Michigan 49351, during ordinary business hours for the 10-day period before the meeting.

DIRECTOR AND OFFICER INDEMNIFICATION

The Company indemnifies its directors and NEOs to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors and NEOs, and persons who beneficially own more than 10% of the outstanding shares of the Company’s common stock, to file reports of ownership and changes in ownership of shares of common stock with the SEC.  Directors, NEOs and greater than 10% beneficial owners are required by SEC regulations to furnish Wolverine Worldwide with copies of all Section 16(a) reports they file.  Based on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons for fiscal year 2013, except as set forth below, the Company believes that during fiscal year 2013, its officers and directors filed the required reports under Section 16(a) on a timely basis.  On February 12, 2013, a Form 4 was filed on behalf of each non-management director for an award of deferred stock units made on February 1, 2013, to each non-management director (Messrs. Boromisa, Gerber, Grimoldi, Gromek, Kollat, Long, O’Donovan and Volkema and Mses. Lauderback and Peterson).

STOCKHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR’S PROXY STATEMENT

Pursuant to SEC Rule 14a-8, some stockholder proposals may be eligible for inclusion in Wolverine Worldwide’s 2015 proxy statement and proxy card.  Any such stockholder proposals must be submitted in writing to the Secretary of Wolverine Worldwide no later than the close

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of business on November 12, 2014.  You should address all stockholder proposals to the attention of Secretary, Wolverine World Wide, Inc., 9341 Courtland Drive, N.E., Rockford, Michigan 49351.

OTHER STOCKHOLDER PROPOSALS FOR PRESENTATION AT NEXT YEAR’S ANNUAL MEETING

The By-laws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2015 Annual Meeting of Stockholders, must be received at the Company’s principal executive offices by the close of business not less than 90 days nor more than 120 days prior to the first anniversary of the 2014 Annual Meeting.  As a result, proposals, including director nominations, submitted pursuant to these provisions of the By-laws must be received between December 24, 2014, and the close of business on January 23, 2015.  You should address a proposal to Secretary, Wolverine World Wide, Inc., 9341 Courtland Drive N.E., Rockford, Michigan 49351, and include the information and comply with the requirements set forth in those By-laws, which the Company has posted on its website.  SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline, and in certain other cases notwithstanding the stockholder’s compliance with this deadline.

VOTING SECURITIES

Stockholders of record at the close of business on March 3, 2014, are eligible to vote at the meeting.  The Company’s voting securities consist of its $1.00 par value common stock, and there were [•] shares outstanding and entitled to vote on the record date.  Each share outstanding on the record date will be entitled to one vote on each director nominee and one vote on each other matter.  Treasury shares are not voted.  Individual votes of stockholders are kept private, except as appropriate to meet legal requirements.  Access to proxies and other individual stockholder voting records is limited to the independent inspectors of election and certain employees of the Company and its agents who acknowledge their responsibility to comply with this policy of confidentiality.

CONDUCT OF BUSINESS

A majority of the outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business.  This is called a “quorum.”  Your shares are counted as present at the meeting if you are present at the meeting and vote in person, a proxy card has been properly submitted by you or on your behalf, or you have submitted your proxy by telephone or by Internet, or by completing, signing, dating and returning your proxy form in the enclosed envelope.  Both abstentions and broker non-votes (defined below in “Vote Required for Election and Approval”) are counted as present for the purpose of determining the presence of a quorum.

VOTE REQUIRED FOR ELECTION AND APPROVAL

A plurality of the shares voted is required to elect directors.  This means that the four nominees who receive the most votes will be elected.  In counting votes on the election of directors, only votes cast “for” or “withheld” affect the outcome.  Item 2, Amendment of the Certificate of Incorporation, requires for approval the affirmative vote of a majority of the outstanding shares entitled to vote at the meeting.  Item 3, Ratification of Appointment of Independent Registered Public Accounting Firm, and Item 4, Advisory Resolution To Approve Executive Compensation, require for approval the affirmative vote of a majority of shares present or represented at the meeting and entitled to vote on the applicable matter.  The results of Item 4 are not binding on the Board of Directors.

With respect to the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect.  With respect to Item 2, abstentions and broker non-votes, if any, will have the same effect as votes “against” the matter.  With respect to Item 3 and Item 4, abstentions will have the same effect as votes “against” the matter, and broker non-votes, if any, will have no effect on Item 3 and Item 4.  Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner, and

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(2) the broker lacks discretionary voting power to vote those shares.  Brokers do not have discretionary authority with respect to any of the proposals except for Item 2 and Item 3.

VOTING RESULTS OF THE ANNUAL MEETING

The Company will announce preliminary voting results at the annual meeting and publish final results in a Form 8-K within four business days following the meeting.  If final results are not known within four business days of the annual meeting, then the Company will file a Current Report on Form 8-K with the preliminary results and file an amended Current Report on Form 8-K within four business days of the availability of the final results.

ATTENDING THE ANNUAL MEETING

You may vote shares held directly in your name as the stockholder of record in person at the annual meeting. If you choose to vote in person, please bring the enclosed proxy card and proof of identification.  Even if you plan to attend the annual meeting in person, Wolverine Worldwide recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.  You may vote shares held in “street name” through a brokerage account or by a bank or other nominee in person if you obtain a proxy from the record holder giving you the right to vote the shares.

MANNER FOR VOTING PROXIES

The shares represented by all valid proxies received by telephone, by Internet or by mail will be voted in the manner specified.  Where the stockholder has not indicated a specific choice, the shares represented by all valid proxies received will be voted in accordance with the Board’s recommendations as follows: (1) for each of the nominees for directors named earlier in this proxy statement, (2) for the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock, (3) for ratification of the appointment of the independent registered public accounting firm, and (4) for the advisory vote to approve executive compensation.  The Board has not received timely notice of any matter that may come before the annual meeting.  However, should any matter not described above be properly presented at the annual meeting, the persons named in the proxy form will vote in accordance with their judgment as permitted.

REVOCATION OF PROXIES

A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the annual meeting, by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation.  If your Wolverine Worldwide shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot, in order to be able to vote your shares at the meeting.

SOLICITATION OF PROXIES

The Company will pay the expenses of solicitation of proxies for the annual meeting.  Solicitations may be made in person or by telephone, by officers and employees of the Company, or by nominees or other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by the nominees or other fiduciaries.  These individuals will not be paid any additional compensation for any such solicitation.  Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of the Company’s common stock. The Company has engaged Georgeson Inc. at an estimated cost of $9,000, plus expenses and disbursements, to assist in solicitation of proxies.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If you are the beneficial owner, but not the record holder, of shares of Wolverine Worldwide stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and the Company’s 2013 Annual Report to multiple stockholders who share an address,

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unless that nominee has received contrary instructions from one or more of the stockholders.  The Company will deliver promptly, upon written or oral request, a separate copy of this proxy statement and its 2013 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered.  A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, or stockholders who share an address and receive multiple copies of the proxy statement and annual report but would like to receive a single copy, should submit this request by writing to Investor Relations, Wolverine World Wide, Inc., 9341 Courtland Drive N.E., Rockford, Michigan 49351, or by calling (616) 866-5500 and asking for Investor Relations.  Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future should make a request directly to their broker, bank or other nominee.

ACCESS TO PROXY STATEMENT AND ANNUAL REPORT

Wolverine Worldwide’s financial statements for the fiscal year ended December 28, 2013, are included in the Company’s 2013 Annual Report, which the Company is providing to stockholders at the same time as this proxy statement.  Wolverine Worldwide’s Proxy Statement for the 2014 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 28, 2013, are available at www.wolverineworldwide.com/2014annualmeeting.  If you have not received or do not have access to the 2013 Annual Report, write to Wolverine World Wide, Inc., 9341 Courtland Drive N.E., Rockford, Michigan 49351, Attn: Investor Relations or call (616) 866-5500 and ask for Investor Relations, and the Company will send a copy to you without charge.

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01RWPB 4 3 A V + . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C IMPORTANT - Please sign exactly as your name(s) appears on this Proxy. When signing on behalf of a corporation, partnership, estate or trust, indicate title or capacity of person signing. If shares are held jointly, each holder must sign. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. Change of Address — Please print new address below. IMPORTANT ANNUAL MEETING INFORMATION Annual Meeting Proxy Card For Against Abstain 2. Proposal to approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock. 4. An advisory resolution approving compensation for the Company’s named executive officers. For Against Abstain 3. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2014. 01 - William K. Gerber 02 - Blake W. Krueger 03 - Nicholas T. Long 1. Election of Directors: For Withhold For Withhold For Withhold 04 - Michael A. Volkema IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on April 22, 2014. Vote by Internet • Go to www.investorvote.com/WWW • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

This proxy is solicited on behalf of the Board of Directors The undersigned stockholder hereby appoints Blake W. Krueger and Donald T. Grimes, and each of them, each with full power of substitution, as proxies to represent the undersigned stockholder and to vote all shares of Common Stock of Wolverine World Wide, Inc. that the stockholder would be entitled to vote on all matters that properly come before the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 9341 Courtland Drive N.E., Rockford, Michigan, 49351, on Wednesday, April 23, 2014, at 10 a.m. Eastern Daylight Time, and any adjournment of that meeting. If this Proxy is properly executed, the shares represented by this Proxy will be voted as specified. If this Proxy is properly executed but no specification is made, the shares represented by this Proxy will be voted for the election of all nominees named on this Proxy as directors and for approval of Proposals 2, 3 and 4 identified on this Proxy. The shares represented by this Proxy will be voted in the discretion of the proxies on any other matters that may properly come before the meeting. PLEASE DO NOT VOTE BY MORE THAN ONE METHOD. THE LAST VOTE RECEIVED WILL BE THE OFFICIAL VOTE. DO NOT RETURN THIS PROXY IF YOU ARE VOTING BY THE INTERNET OR BY TELEPHONE. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.) Proxy — WOLVERINE WORLD WIDE, INC. WOLVERINE WORLD WIDE, INC. 9341 Courtland Drive, N.E. Rockford, Michigan 49351 Wolverine World Wide, Inc. will be holding its Annual Meeting of Stockholders on April 23, 2014. The enclosed Notice of 2014 Annual Meeting of Stockholders provides information regarding the matters that are expected to be voted on at the meeting. Your vote is important to us. Even if you plan to attend the meeting, please read the enclosed materials and vote through the Internet, by telephone or by mailing the Proxy Card below. Telephone and Internet Voting. On the reverse side of this card are instructions on how to vote through the Internet or by telephone. Please consider voting through one of these methods. Your vote is recorded as if you mailed in your Proxy. We believe voting through the Internet or by telephone is convenient, and it also saves money. Thank you in advance for your participation in our 2014 Annual Meeting. Wolverine World Wide, Inc. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q